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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Payless ShoeSource, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3231 Southeast Sixth Avenue
Topeka, Kansas 66607
April 20, 2006
Dear Fellow Stockholder,
      On behalf of the Board of Directors and Management of Payless ShoeSource, Inc., I cordially invite you to attend the Annual Meeting of Stockholders to be held at the Payless ShoeSource, Inc. Worldwide Headquarters, at 3231 Southeast Sixth Avenue, Topeka, Kansas on Thursday, May 25, 2006, at 10:00 a.m., Central Daylight Saving Time. At the meeting, you will hear a report on the Company’s progress during fiscal 2005, and our strategies for the future, and you will have a chance to meet the Company’s directors and executives. In addition, we will conduct the following business:

I.	Elect two directors, each for a three-year term;

II.	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for fiscal year 2006;

III.	Approve the 2006 Payless ShoeSource, Inc. Stock Incentive Plan;

IV.	Approve the amendments to and restatement of the Payless ShoeSource, Inc. Restricted Stock Plan for Non-Management Directors; and

V.	Conduct other business, if properly raised.
      In the following pages you will find the formal notice of the meeting and the proxy statement. The proxy statement provides more detail about the agenda and procedures for the meeting and includes biographical information about the director candidates. The Company’s Annual Report for the fiscal year ended January 28, 2006 is also enclosed.
      Even if you only own a few shares, we want your shares to be represented at the meeting. I encourage you to vote via telephone or the Internet. Voting by telephone or the Internet is fast and convenient. More importantly, voting by telephone or the Internet saves the Company money. If you prefer, you can sign, date and return your proxy card promptly in the enclosed envelope. To attend the meeting in person, please follow the instructions on page 1.
      Thank you for your investment in Payless ShoeSource, Inc.

Sincerely,

Matthew E. Rubel
Chief Executive Officer and President

DIRECTIONS TO PAYLESS WORLDWIDE HEADQUARTERS
      The Pozez Auditorium is located at the Payless ShoeSource, Inc. Worldwide Headquarters located at 3231 Southeast Sixth Avenue, Topeka, Kansas.

Payless ShoeSource via I-70 Eastbound Carnahan/Deer Creek Trafficway Exit 364B.
Exit 364B Carnahan Dr./Deer Creek Trfwy and turn left (north) towards Southeast Sixth Avenue, approximately .7 miles.

Payless ShoeSource via I-70 Westbound Carnahan/Deer Creek Trafficway Exit 364B.
Exit 364B Carnahan Dr/Deer Creek Trfwy and turn right (north) towards Southeast Sixth Avenue, approximately .6 miles.
    Parking is available for you in the Visitor’s parking lot. From the parking lot, you may enter the Payless Worldwide Headquarters from the Visitor’s entrance.

      NOTICE OF PAYLESS SHOESOURCE, INC., ANNUAL MEETING OF STOCKHOLDERS
      Date:
               May 25, 2006
      Time:
               10:00 a.m., Central Daylight Saving Time
      Place:

Payless ShoeSource, Inc. Worldwide Headquarters Pozez Auditorium 3231 Southeast Sixth Avenue Topeka, Kansas
      Purposes:

I.	Elect two directors, each for a three-year term;
II.	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for fiscal year 2006;
III.	Approve the 2006 Payless ShoeSource, Inc. Stock Incentive Plan;

IV.	Approve the amendments to and restatement of the Payless ShoeSource, Inc. Restricted Stock Plan for Non-Management Directors; and

V.	Conduct other business, if properly raised.
      Who may vote?

Only stockholders of record on April 3, 2006, may vote.
      Your vote is important. I encourage you to vote via telephone or the Internet. Voting by telephone or the Internet is fast and convenient. More importantly, voting by telephone or the Internet saves the Company money. If you prefer, you can sign, date and return your proxy card promptly in the enclosed envelope. If you attend the meeting, you may revoke your proxy and vote in person, if you wish to do so.

Michael J. Massey
Secretary
April 20, 2006

PROXY STATEMENT
What are the purposes of this meeting?
      The purposes of this meeting are to (i) elect two directors each for a three-year term; (ii) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for fiscal year 2006; (iii) approve the 2006 Payless ShoeSource, Inc. Stock Incentive Plan; (iv) approve the amendments to and restatement of the Payless ShoeSource, Inc. Restricted Stock Plan for Non-Management Directors; and (v) conduct other business, if properly raised.
Who may vote?
      Stockholders of Payless ShoeSource, Inc., a Delaware corporation (“Payless” or the “Company”), as recorded in our stock register on April 3, 2006, may vote at the meeting.
How to vote?
      Proxies may be submitted via telephone by calling toll free (888) 693-8683, or the Internet at www.cesvote.com or United States mail. Also, you may vote in person at the meeting. We recommend you vote by proxy even if you plan to attend the meeting. If you attend the meeting, you may revoke your proxy and vote in person, if you wish to do so.
How do proxies work?
      The Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for or withhold voting authority with respect to each director candidate. You also may vote for, against or abstain from voting on the other proposals. If you sign and return the enclosed proxy card, but do not specify how to vote, we will vote your shares in favor of our director candidates and in favor of Management’s proposals.
Why did I receive multiple proxy cards?
      You may receive more than one proxy or voting instruction card depending on how you hold your shares. You will receive a proxy card for shares registered in your name. Payless employees will receive voting instruction cards for the aggregate number of shares they hold in the Company’s profit sharing plans and for shares held in the employee stock purchase plan. If you hold shares through someone else, such as a stockbroker, you may also get material from them asking how you want to vote. Please vote each proxy or voting instruction card.
How do I revoke my proxy?
      You may revoke your proxy before it is voted by submitting a new proxy card with a later date or subsequently voting via telephone or the Internet. Record holders may also revoke their proxy by voting in person at the meeting or by notifying the Company’s Secretary in writing at the address listed under “Questions” on page 33.
What is a quorum?
      In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either in person or by proxy. Shares owned by Payless affiliated companies are not voted and do not count for this purpose.
How many votes are needed?
      The director candidates receiving the most votes will be elected to fill the seats on the Board. The other Management proposals will pass if a majority of the votes are in favor of it. We count abstentions and broker non-votes to determine if a quorum is present, but not to determine if a proposal passes. When a broker returns a proxy, but does not have authority to vote on a particular proposal, we call it a “broker non-vote.”
Who may attend the meeting?
      Only stockholders, their proxy holders and the Company’s guests may attend the meeting. The top half of your proxy or voting instruction card is your admission ticket. Please bring the admission ticket with you to the meeting.
      If you hold your shares through someone else, such as a stockbroker, send proof of your ownership to the Secretary at the address listed under “Questions” on page 33, and we will send you an admission ticket. Alternatively, you may bring proof of ownership with you to the meeting. Acceptable proof could include an account statement showing that you owned Payless shares on April 3, 2006.

This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about April 20, 2006.

PROPOSAL I: ELECTION OF DIRECTORS
Proposal I on the accompanying proxy card.
Directors and Nominees for Director
      The Board currently consists of ten Directors, divided into three classes, serving staggered terms. Seven of the Company’s current Directors are serving in two classes with terms that continue beyond the Annual Meeting, and they are not subject to election at the Annual Meeting. Three of the Company’s Directors who served in the preceding year, Messrs. John F. McGovern and Michael A. George and Ms. Mylle H. Mangum, serve in a class with a term that expires at the Annual Meeting. Mr. McGovern and Ms. Mangum are the nominees of the Board for reelection at the Annual Meeting. If elected at the Annual Meeting, Mr. McGovern and Ms. Mangum will serve a term of three years to expire at the Annual Meeting of Stockholders to be held in the year 2009 or until his or her successor is elected and qualifies. During 2005, Mr. Douglass retired as Chairman of the Board of Directors and Chief Executive Officer. Mr. Michael A. George also is retiring at the end of his current term to focus full time on his new position at QVC, Inc. Concurrent with Mr. George’s retirement, the Board determined to decrease its size to nine directors.
      Messrs. Daniel Boggan Jr., Michael E. Murphy, Michael A. Weiss, and Robert C. Wheeler have terms expiring at the 2007 Annual Meeting of Stockholders. Messrs. Matthew E. Rubel, Howard R. Fricke and Ms. Judith Hofer have terms expiring at the 2008 Annual Meeting of Stockholders.
      Each nominee has consented to being named as a nominee and to serve, if elected. If any nominee should subsequently become unavailable for election, the holders of proxies may, in their discretion, vote for a substitute or the Board may reduce the number of Directors to be elected.

Directors Subject to Election:
      MYLLE H. MANGUM is 57 years old and has served as Chief Executive Officer of IBT Enterprises, LLC (formerly International Banking Technologies) since October 2003. Prior to this, Ms. Mangum served as Chief Executive Officer of True Marketing Services, LLC since July 2002. She served as Chief Executive Officer of MMS Incentives, Inc. from 1999 to 2002. From 1997 to 1999 she served as President-Global Payment Systems and Senior Vice President-Expense Management and Strategic Planning for Carlson Wagonlit Travel, Inc. From 1992 to 1997 she served as Executive Vice President-Strategic Management for Holiday Inn Worldwide. Ms. Mangum was previously employed with BellSouth Corporation as Director-Corporate Planning and Development from 1986 to 1992. She is a director of Barnes Group Inc., Emageon, Inc., Respironics, Inc., Scientific-Atlanta, Inc. and Haverty Furniture Companies, Inc. Ms. Mangum has served as a Director of Payless since November 1997.
      JOHN F. MCGOVERN is 59 years old and is the founder, and since 1999 a partner, of Aurora Capital LLC, a private investment and consulting firm based in Atlanta, GA. Prior to founding Aurora Capital, Mr. McGovern served in a number of positions of increasing responsibility at Georgia-Pacific Corporation from 1981 to 1999, including Executive Vice President/ Chief Financial Officer from 1994 to 1999. Previously, Mr. McGovern had been Vice President and Director, Forest Products and Package Division of Chase Manhattan Bank. He currently serves as a Director of Genetek, Inc., Maxim Crane Works (a privately-held company) and Neenah Paper, Inc. Mr. McGovern served as a director and officer of ChannelLinx, Inc., which filed bankruptcy subsequent to his resignation. Mr. McGovern has served as a Director of Payless since June 2003.
THE BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF PAYLESS COMMON STOCK VOTE IN FAVOR OF THE ABOVE NOMINEES, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

Continuing Directors:
      DANIEL BOGGAN JR. is 60 years old and served as Director of Business Development of Siebert Branford Shank & Co., LLC from September 2003 until his retirement in March 2006. Mr. Boggan served as

Senior Vice-President of the National Collegiate Athletic Association (“NCAA”) from 1998 through his retirement in August 2003. He joined the NCAA in 1994 as Group Executive Director for Education Services and served as Chief Operating Officer from January 1996 to August 1998. Prior to his tenure with the NCAA, Mr. Boggan was Vice Chancellor of the University of California from 1986 to 1994, and City Manager of Berkeley, California from 1982 to 1986. Mr. Boggan is currently a member of the Board of Directors of Viad Corporation and The Clorox Company. Mr. Boggan has served as a Director of Payless since September 1997.
      HOWARD R. FRICKE is 70 years old and has been Secretary of Commerce for the State of Kansas since September 2004 and also served as Secretary of Administration from December 29, 2002 to September 2004. Mr. Fricke served as Chairman of the Board of The Security Benefit Group of Companies (“Security Benefit”) from 1988 until his retirement in January 2006. He served as President and Chief Executive Officer of Security Benefit from 1988 to January 2001. Mr. Fricke is a registered principal of the National Association of Securities Dealers. He serves on the Board of Directors of Security Benefit, First Security Benefit Life Insurance and Annuity Company of New York. Mr. Fricke was formerly a director of UMB Financial Corporation and ONEOK, Inc. He has served as a Director of Payless since April 1996. Mr. Fricke currently serves as the Non-executive Chairman of the Board.
      JUDITH K. HOFER is 66 years old and has served as a consultant for The May Department Stores Company since 2002. From 2000 to 2002, Ms. Hofer served as President and CEO of May Merchandising Corporation. From 1978 to 2000, Ms. Hofer served in a number of positions of increasing responsibility with The May Department Stores Company and its various subsidiaries, including: President and CEO of Filene’s from 1996 to 2000; President and CEO of Meier & Frank from 1988 to 1996 and from 1981 to 1983; President and CEO of Famous-Barr Company from 1986 to 1988; President and CEO and President and COO of May Company, California from 1983 to 1986. Ms. Hofer serves as a director of Viad Corporation and MoneyGram International. Ms. Hofer has served as a director of Payless since July 2004.
      MICHAEL E. MURPHY is 69 years old and is the former Vice Chairman and Chief Administrative Officer of Sara Lee Corporation (“Sara Lee”). He served in such capacity from 1994 to 1997. In addition, he served as a director of Sara Lee from 1979 to October 1997. Mr. Murphy joined Sara Lee in 1979, serving as Executive Vice President and Chief Financial and Administrative Officer from 1979 to 1993 and as Vice Chairman and Chief Financial and Administrative Officer from 1993 to 1994. Mr. Murphy is a director of Coach, Inc., and GATX Corporation. Mr. Murphy is also a member of the Board of Trustees of Northern Funds (a family of mutual funds). Mr. Murphy has served as a Director of Payless since April 1996.
      MATTHEW E. RUBEL is 48 years old and has served as Chief Executive Officer and President of Payless since July 18, 2005. Prior to joining Payless, Mr. Rubel was Chairman and Chief Executive Officer for Cole Haan from 1999 to July 2005. He served as Executive Vice President, J. Crew Group and Chief Executive Officer of Popular Club Plan from 1994 to 1999, and in November 1998 led the sale of Popular Club Plan from J. Crew to Fingerhut. While at J. Crew Group, Mr. Rubel was responsible for all licensing and international activities as well as brand marketing and served on its Group Executive Committee. Mr. Rubel has also served as President and Chief Executive Officer of Pepe Jeans USA, and President of the Specialty Division of Revlon. Mr. Rubel has served as a Director of Payless since July 2005.
      MICHAEL A. WEISS is 64 years old and is the former President and Chief Executive Officer of Express, a subsidiary of Limited Brands, Inc. (“Limited”). He served in such capacity from 1997 to 2004. Mr. Weiss joined Limited in 1981 and served in a number of positions of increasing responsibility including Vice Chairman from 1993 to 1997 and President of Express from 1982 to 1993. Previously, he had been General Manager for Trousers Up, a subsidiary of Apparel Industries, Inc., and Merchandise Manager for Casual Corner Group, Inc. Mr. Weiss began his career at Abraham & Straus, a subsidiary of Federated Department Stores. Mr. Weiss is a director of Borders Group, Inc., Chicos FAS, Inc., and Pacific Sunwear of California, Inc. Mr. Weiss has served as a Director of Payless since January 2005.
      ROBERT C. WHEELER is 64 years old and has served as President of Hill’s Pet Nutrition, Inc. since 1981. He assumed the title of Chairman and Chief Executive Officer in June 1996. From 1987 to 1992, he served as Vice President of Colgate-Palmolive Company and has been a Corporate Officer since 1992.

Mr. Wheeler currently serves as a Director of Security Benefit. Mr. Wheeler has served as a Director of Payless since September 2001.
      Retiring Directors:
      STEVEN J. DOUGLASS is 56 years old and served as Chairman of the Board and Chief Executive Officer of Payless from May 1996, until his retirement in July 16, 2005. Mr. Douglass served as Chairman and Chief Executive Officer of Payless from April 1995 until the spin-off from The May Department Stores in May 1996. He joined Payless in 1993 and served as Senior Vice President/ Director of Retail Operations from 1993 to January 1995 and as Executive Vice President/ Director of Retail Operations from January 1995 to April 1995. Prior to his association with Payless, Mr. Douglass held several positions at divisions of The May Department Stores Company, serving as Chairman of May Company, Ohio from 1990 to 1993 and Senior Vice President and Chief Financial Officer of J.W. Robinsons from 1986 to 1990. Mr. Douglass served as a Director of Payless from April 1996 to July 16, 2005.
      MICHAEL A. GEORGE is 44 years old and has served as Chief Executive Officer of QVC, Inc. since December 1, 2005. Mr. George joined Dell Inc. (“Dell”) in 2001 and held positions of increasing responsibility serving as the Chief Marketing Officer and General Manager, U.S. Consumer business from February 2004 to November 2005. He served as Chief Marketing Officer from May 2001 to February 2004, and Executive Assistant to Michael Dell from March 2001 to May 2001. Prior to joining Dell, Mr. George was a senior partner at McKinsey & Co., Inc. from August 1985 to February 2001. Mr. George has served as a Director of Payless since March 2004.
Corporate Governance Principles
      At its January 2006 meeting, the Board of Directors reviewed its charter and amended its governance guidelines for the Company and the Board. The full text of the Company’s governance guidelines, and the charters for the Board, Audit and Finance Committee and the Compensation, Nominating and Governance Committee are each posted on the Company’s investor relations website at www.paylessinfo.com.

Purpose of the Board of Directors
      The business of Payless is managed under the direction of the Board. The purpose of the Board is to oversee management’s conduct of the business of Payless.

Board Responsibilities
      The Board’s responsibilities (acting as a whole and through its standing committees) include:

•	Reviewing management’s determination of objectives, strategies, policies and plans for the Company.

•	Electing, monitoring, evaluating, compensating and, if necessary, replacing the Chief Executive Officer and other senior executives.

•	Reviewing management’s plans for guarding and preserving the Company’s assets including intangibles such as the Company’s reputation and maintaining a reservoir of successor management talent.

•	Reviewing and approving equity and incentive compensation plans, and plans for major changes in the senior corporate organizational structure.

•	Reviewing and approving management’s strategic and business plans and conducting continuing appraisals of management’s performance against established plans and objectives.

•	Through the Audit and Finance Committee, recommending outside auditors for approval by stockholders.

•	Reviewing and approving strategic business plans, major transactions, changes in corporate financial structure affecting balance sheet items, financial plans, objectives and actions, including significant capital allocations and expenditures.

•	Designating and appointing members of committees of the Board, establishing appropriate limits of authority, and receiving reports from such committees and reviewing and approving such committee’s recommendations where necessary.

•	Reviewing management’s recommendations for maintenance and revision of the Company’s Certificate of Incorporation and By-laws.

•	Reviewing the Compensation, Nominating and Governance Committee’s recommendations for perpetuation of a sound Board through planned and orderly recruitment activities, regular election and the filing of interim vacancies.

Board Organization
      The Board consists of a substantial majority of independent directors who the Board has determined meet the New York Stock Exchange’s (the “NYSE”) definition of independence. Currently, Mr. Rubel is the only director that does not meet the NYSE’s definition of independence. In 2002, the Board created the position of Lead Director, whose primary responsibility was to be available to consult with the Chief Executive Officer about concerns of the Board of Directors, to be available to consult with any of the Senior Executives of the Company regarding concerns, and to preside over executive sessions of the Board in which Management Directors and other members of Management do not participate. Mr. Fricke served as lead director from 2002 until July 16, 2005. Concurrent with the election of Mr. Rubel as Chief Executive Officer and President, the Board determined it appropriate to elect a non-executive chairman of the Board. Effective July 18, 2005, Mr. Howard R. Fricke was elected as non-executive Chairman of the Board. The non-executive Chairman of the Board is elected annually at the Board meeting immediately following the Annual Meeting of Stockholders.
      The Board maintains three standing committees: the Executive Committee, the Audit and Finance Committee and the Compensation, Nominating and Governance Committee. The Audit and Finance and the Compensation, Nominating and Governance Committees are each comprised entirely of independent directors. Assignments to, and chairs of, the committees other than the Executive Committee are recommended by the Compensation, Nominating and Governance Committee and selected by the Board. All committees regularly report to the Board on their activities.

Board Operation
      The Board generally has six regularly scheduled meetings per year. Audit and Finance and Compensation, Nominating and Governance Committee meetings are normally held in conjunction with Board meetings. The Board and committee chairs are responsible for conducting meetings and informal consultations in a fashion that encourages informed, meaningful and probing deliberations. Directors generally receive the agenda and materials in advance of meetings and may ask for additional information from, or meet with, senior executives at any time.

Board Advisors
      The Board and its committees (consistent with their respective charters) may retain their own advisors as they determine necessary to carry out their responsibilities.

Board Evaluation
      The Compensation, Nominating and Governance Committee coordinates an annual evaluation process of the Board and the performance and procedures of each of the Board’s standing committees. Each committee after a full year of existence, annually performs a self evaluation and a review of the adequacy of its charter.

Selection of Directors
      In recommending candidates for election to the Board, the Compensation, Nominating and Governance Committee considers the following criteria:

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•	Ability and willingness to commit adequate time to Board and committee matters;

•	The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company;

•	Diversity of viewpoints, background, experience and other demographics; and

•	A commitment to represent the Company’s stockholders as a whole.

Independence of Nominees for Director
      The Board has determined that each of the nominees standing for election at the 2006 Annual Meeting is independent of the Company. The Board has made this determination based on the following:

•	No nominee for director is or has been an officer or employee of the Company or its subsidiaries or affiliates since the Company’s spin-off from The May Department Stores Company;

•	No nominee for director has an immediate family member who is an officer of the Company or its subsidiaries or has any current or past material relationship with the Company;

•	No nominee for director has worked for, consulted with, been retained by, or received anything of substantial value from the Company aside from his or her compensation as a director;

•	No nominee for director is, or was within the past five years, employed by the independent auditors for the Company;

•	No executive officer of the Company serves on the compensation committee of any corporation that employs a nominee for director or a member of the immediate family member of any nominee for director;

•	No nominee for director is an executive officer of any entity which the Company’s annual sales to or purchases from exceeded one percent of either entity’s annual revenues for the last fiscal year; and

•	No nominee for director serves as a director, trustee, executive officer or similar position of a charitable or non-profit organization to which the Company or its subsidiaries made charitable contributions or payments in fiscal year 2005 in excess of $5,000.00.
None of the nominees has any material relationship with the Company either directly, as a partner, stockowner, or affiliate of an organization that has a relationship with the Company, or indirectly.

Communications with the Board of Directors
      The Board believes that Management speaks for the Company. The Board and individual members may, from time to time, meet or otherwise communicate with various constituencies. However, it is expected that Board members will speak for the Company only with the knowledge of Management and, in most instances, at the request of Management. Stockholders may contact Non-Management members of the Board by sending written correspondence to the director at the following address:

, Director
Payless ShoeSource, Inc.
c/o Secretary
3231 Southeast Sixth Avenue
Topeka, KS 66607
      The Secretary will review and forward such correspondence to the Board members. The Secretary will also direct inquiries most properly addressed by other departments, such as customer service or accounts payable, to those departments to ensure that the inquiries are responded to in a timely manner. Any inquiry that presents a matter relevant to accounting, audit or internal controls, or similar issues that is not addressed to a specific director, will be forward to the Chairman of the Audit and Finance Committee.
The Board and Committees of the Board
      The Board of Directors of the Company held a total of 11 meetings during fiscal 2005. No Director attended less than 75% of the aggregate of (i) the total number of board meetings held during the period for which such Director held such office and (ii) the total number of meetings held by all Board committees on which such Director served during the periods that such Director served on such committee.
      The Board strongly encourages all directors to make attendance at all Annual Meetings of Stockholders’ a priority however, the Board of Directors understands that there may be situations that prevent a director from attending an Annual Meeting of Stockholders. All directors nominated by the Board of Directors for election to the Board of Directors in 2005, as well as all other directors that did not stand for re-election, attended the Company’s Annual Stockholders’ Meeting held on May 26, 2005.
      Compensation of Directors. Management Directors are not entitled to additional compensation for their service as Directors or for attendance at Board, committee or annual stockholder meetings. In 2005, the compensation program for non-management Directors was reviewed to ensure its appropriateness with respect to the responsibilities and demands of Board membership. The following table sets forth director compensation for the 2004, 2005 and 2006 Board years:

	2004 Board Year	2005 Board Year	2006 Board Year

Annual Cash Retainer(1)	$35,000	$50,000	$50,000
Annual Stock Retainer(2)	$35,000	$35,000	$50,000	(3)
Meeting Fees (per meeting attended) Board Meeting	n/a	$1,500	$1,500
Committee Meeting	n/a	$1,000	$1,000
Committee Chairperson Retainer(1)	n/a	$10,000	$10,000
Non-Executive Chairman Retainer(1)	n/a	$50,000	$50,000
Initial Stock Grant (upon joining the Board)	1,000 shares	—	—
Reimbursement for expenses attendant to Board membership	Yes	Yes	Yes

(1)	The annual cash retainer, as well as the committee chairperson retainer and non-management chairman retainer, is earned (or vests, if deferred) one-fifth on the date of each regular meeting of the Board following the Annual Meeting.

(2)	For 2005, the restricted stock portion of the annual retainer was paid as 2,075 shares of Payless Common Stock per non-management Director, as determined based upon the average of the high and low share prices on the date of the Annual Meeting. Currently, all shares of Payless Common Stock are subject to restrictions on transferability. If the proposed amendments to and restatement of the Restricted Stock Plan for Non-Management Directors are approved, these restrictions will be removed from future equity awards and all Directors will become subject to the Stock Ownership Guidelines for Non-Management Directors.

(3)	If the amended and restated Restricted Stock Plan for Non-Management Directors is not approved at the Annual Stockholders Meeting on May 25, 2006, the annual stock retainer will remain $35,000 for the 2006 Board year.

     On occasion, Directors receive footwear and other items of nominal value which may be considered perquisites. In 2005, the value of such items did not exceed $1,000 for any individual Director.
      The Deferred Compensation Plan for Non-Management Directors allows each Director to defer receipt of retainers (but not meeting fees) received for services as a Director, whether payable in stock or cash, until after the calendar year in which the Director’s service on the Board ceases.
      The Board of Directors believes that the interests of Directors and stockholders are most closely aligned when the Directors themselves are stockholders. Subject to stockholder approval of the amendments to and restatement of the Restricted Stock Plan for Non-Management Directors, the Board adopted Stock Ownership Guidelines for Non-Management Directors at its March 2006 meeting to ensure continued alignment of Director and stockholder interests. The guidelines stipulate that Directors should hold Payless ShoeSource shares equivalent in value to four times the annual cash retainer in effect at the time the guideline is established for each Director. The Board will review Director ownership levels annually to ensure progress toward these guidelines. Until the guidelines are met, Directors may not sell or otherwise transfer any of the shares of Payless stock awarded by the Company.
      The Restricted Stock Plan for Non-Management Directors, under which the annual stock retainers are granted, currently provides for the issuance of not more than 900,000 shares of Payless Common Stock, subject to adjustment for changes in the Company’s capital structure. Pending stockholder approval of a proposal to amend this plan (as discussed in Proposal IV elsewhere in this proxy statement), the shares authorized for issuance under the plan would be reduced and transfer of shares awarded under the plan would be prohibited until ownership guidelines are achieved. These and other changes are more fully discussed under Proposal IV.
      Executive Committee. At its July 2005 meeting, the Board created the Executive Committee. The Executive Committee is composed of the Chief Executive Officer (“CEO”), the Non-Executive Chairman of the Board, the chairperson of the Audit and Finance Committee and the chairperson of the Compensation, Nominating and Governance Committee. The CEO serves as the Committee’s chairperson. The Executive Committee may exercise all the powers of the Board but it will not have the power to (i) approve or adopt, or recommend to the stockholders, any matter expressly required by Delaware law to be submitted to stockholders for approval; (ii) adopt, amend or repeal any bylaw of the Company; (iii) elect directors; (iv) declare any dividend or make any other distribution to the stockholders of the Company; or (v) take actions with respect to matters delegated to other committees of the Board. During the 2005 fiscal year, the Executive Committee met one time.
      Audit and Finance Committee. At its January 2006 meeting, the Audit and Finance Committee reviewed its Charter. The amended Charter is included as Appendix A and the Company’s Investor Relations website at www.paylessinfo.com. Pursuant to its charter, the Audit and Finance Committee is solely responsible for selecting the Company’s independent registered public accountants, reviewing their independence, approving all engagements, and evaluating their performance. The Audit and Finance Committee reviews results of the audit for each fiscal year, all material accounting policies of the Company, the coordination between the independent registered public accountants and the Company’s internal auditing group, the scope and procedures of the Company’s internal audit work, the quality and composition of the Company’s internal audit staff, and maintains procedures for the confidential and anonymous receipt of employee concerns regarding questionable accounting or auditing matters. The Audit and Finance Committee is responsible for reviewing and making recommendations to the Board with respect to matters such as the following: the financial policies of the Company; debt ratings; short-term versus long-term debt positions; debt-to-capitalization ratios; fixed charge coverage; working capital and bank lines; dividend policy; the long-range financial plans of the Company; the Company’s capital expenditure program, including rate of return standards and evaluation methods; specific debt and/or equity placement activities; external financial relationships with investment bankers, commercial bankers, insurance companies, etc.; financial public relations and communication programs; profit sharing plan investments; financial aspects of proposed acquisitions and/or divestitures; and the Company’s insurance and risk management program.
      At each regularly scheduled meeting, the Audit and Finance Committee provides the internal auditors, the Chief Financial Officer, the General Counsel and the Company’s independent registered public accountants with opportunities to privately meet with the Committee. The Audit and Finance Committee is also authorized to retain legal, accounting or other advisors as it determines appropriate at the Company’s expense. The members of the Audit and Finance Committee, during the 2005 fiscal year, were Messrs. Murphy (Chairman), Fricke, McGovern, and Boggan, each of whom the Board determined was an independent director as required by the rules of the NYSE. In addition, because Mr. Murphy serves on the audit committees of more than three public companies, pursuant to the listing standards of the NYSE, and after reviewing meeting attendance records and other matters it deemed relevant, the Board has determined that such simultaneous service on such audit committees would not impair his ability to serve effectively on the Company’s Finance and Audit Committee. During the 2005 fiscal year, the Audit and Finance Committee met 12 times.
      Compensation, Nominating and Governance Committee. At its January 2006 meeting, the Compensation, Nominating and Governance Committee (the “CN&G Committee”) reviewed its charter. A copy of the CN&G Committee’s charter can be found on the Company’s Investor Relations website at www.paylessinfo.com. The functions of the CN&G Committee include such matters as considering and recommending to the Board and the Company’s management the overall compensation programs of the Company, reviewing and approving the compensation payable to senior management of the Company and reviewing and monitoring the executive development efforts of the Company to assure development of a pool of management and executive personnel adequate for orderly management succession. The CN&G Committee reviews significant changes in employee benefit plans and stock related plans; serves as the “Committee” under the Company’s stock incentive plan, stock appreciation and phantom stock plan for international employees, executive incentive compensation plans, supplementary retirement plan and a deferred compensation plan. The CN&G Committee identifies and recommends candidates for Directors of the Board, Non-Executive Chairman, members and chairpersons of committees and the successor to the Chief Executive Officer. The CN&G Committee considers suggestions as to nominees for Directors from any source, including any stockholder. The CN&G Committee also reviews performance of the Board of Directors, reviews the mandatory retirement policy for Directors, reviews conflicts of interest and develops and recommends a set of corporate governance principles. To be considered for the 2007 Annual Meeting of Stockholders, recommendations for the nomination of Directors must be in writing, submitted to the Corporate Secretary of Payless at 3231 Southeast Sixth Avenue, Topeka, Kansas, 66607, at least 75 and not more than 90 days prior to the 2007 Annual Meeting, and otherwise comply with the terms of the Company’s By-Laws. The CN&G Committee may also from time to time engage third parties to assist in the identification of potential nominees for election to the Board of Directors.
      The CN&G Committee has authority to seek external professional advice. The CN&G Committee may from time to time seek such advice and is solely responsible for retaining and determining the compensation of any consulting firm used to identify director candidates or assist in evaluation of CEO, director or executive compensation. The members of the CN&G Committee during the last fiscal year were Ms. Mangum (Chairman), Ms. Hofer, and Messrs. Boggan, Wheeler, and Weiss each of whom was a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and met the independence requirements of the NYSE. During the 2005 fiscal year, the CN&G Committee met 13 times.
      Other Committees. The Board may, from time to time, establish certain other committees to act on behalf of the Board of Directors.

Report of the Audit and Finance Committee
      The following Report of the Audit and Finance Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.
      In January 2006, the Audit and Finance Committee of the Board of Directors reviewed its charter. The complete text of the charter is available on the Company’s Investor Relations website at www.paylessinfo.com and is attached as Appendix A to this Proxy Statement.
      Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control and the Company’s independent registered public accountants have the responsibility for the examination of the Company’s financial statements. On behalf of the Board of Directors, the Audit and Finance Committee monitors the Company’s financial reporting processes and systems of internal control, the independence and performance of the independent registered public accountants, and the performance of the internal auditors.
      The Committee met 12 times during fiscal 2005. The Committee regularly meets with the Company’s internal auditors, Chief Financial Officer, General Counsel and the Company’s independent registered public accountant each without the presence of Management.
      As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both Management and the Company’s independent registered public accountants all annual and quarterly financial statements prior to their issuance. During fiscal 2005, the Committee reviewed significant accounting and disclosure issues with Management and Deloitte & Touche LLP (“D&T”). These reviews included discussion with D&T of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with D&T matters relating to its independence, including a review of audit and non-audit fees and received a letter from D&T to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).
      In addition, the Committee reviewed initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structures. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program.
      Taking all of these reviews and discussions into account, the Committee members recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006, for filing with the Securities and Exchange Commission.
      The Committee believes its membership complies with the requirements of the New York Stock Exchange with respect to independence, financial literacy and financial management expertise, but its members are not professionally engaged in the practice of accounting and are not experts in the fields of accounting or auditing.
      The Committee also recommended the reappointment, subject to stockholder approval, of Deloitte & Touche LLP as the Company’s independent registered public accountants for fiscal 2006.
      Audit and Finance Committee:

Michael E. Murphy — Chairman
Daniel Boggan Jr.
Howard R. Fricke
John F. McGovern

Report of the Compensation, Nominating and Governance Committee
      The following Report of the Compensation, Nominating and Governance Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.
      The Compensation, Nominating and Governance Committee (the “CN&G Committee”) reviews and approves, among other things, the compensation payable to each of the executive officers named in the Summary Compensation Table on page 16.
      Compensation Philosophy. The Company’s basic compensation philosophy is that the compensation program should: 1) attract, retain and motivate highly qualified executives; 2) be competitive; 3) align the executive’s compensation with the Company’s objectives; and 4) be related to the value created for stockholders. Compensation for executive officers is comprised of a base salary, annual cash incentive opportunity and long-term cash and/or equity incentive opportunities. The CN&G Committee regularly reviews compensation based on the Company’s compensation philosophy, the performance of Payless and competitive practices. As part of its review of competitive pay levels, the CN&G Committee looks at the base salary levels and annual and long-term incentive levels of a broad group of companies, including some of the companies in the peer group represented in the Stock Price Performance graph on page 15 (the “Peer Group”), as well as other retail companies of similar size to Payless and/or with which Payless competes for executive talent (the “Survey Companies”).
      Base Salary. Base salaries are targeted to be competitive with base salaries for comparable executive officer positions at the Survey Companies. The CN&G Committee annually reviews and may adjust base salaries based on the CN&G Committee’s discretionary assessment of each individual executive’s performance and competitive pay levels. Base salaries for all executive officers with the Company in their current position for more than one year increased an average of 8.0% during fiscal 2005.
      Cash Incentive Opportunities. The Payless ShoeSource, Inc. Incentive Compensation Plan (the “ICP”) provides an opportunity for all executive officers to earn significant incentives based on the achievement of significant annual and long-term results. Executive officers are eligible to receive annual cash awards for each fiscal year and long-term cash awards for long-term performance periods, typically of three years.
      The following paragraphs outline a summary of the incentive plans, the compensation comparison group of companies, the eligible participants, and the results from each of the plans.
      Summary of the Incentive Plans. The ICP provides for annual and long-term awards based on actual results as compared to pre-established financial performance measures. The long-term component of the ICP uses long-term performance periods that operate concurrently (that is, a new performance period commences each year). Generally, each long-term performance period consists of three consecutive fiscal years. Awards under the ICP will be paid in cash.
      For fiscal year 2005, the annual component of the ICP award was based on the Company’s performance with respect to earnings before interest and taxes (“EBIT”). The long-term ICP award for 2005 was based upon a combination of the Company’s performance with respect to return on net assets (“RONA”) and EBIT over the long-term performance period. In addition, the long-term award was subject to adjustment based upon the Company’s total stockholder return as compared to the Compensation Comparison Group (as described below) over the performance period.
      The CN&G Committee reserves the right to adjust upward or downward any award as determined under the ICP; except that with respect to an employee deemed a “covered employee” under Section 162(m) and the ICP, no adjustments can be made to increase an award to that covered employee.
      Compensation Comparison Group. For the ICP, the comparison group of companies consists of the following 14 companies (the “CCG”): The Gap, Inc., Limited Brands, Inc., Ross Stores, Inc., The TJX Companies, Inc., Brown Shoe Company, Inc., Footstar, Inc., Genesco, Inc., Shoe Carnival, Inc., The Finish

Line, Inc., Foot Locker, Inc., Target Corporation, Dollar General Corporation, Family Dollar Stores, Inc., and Wal-Mart Stores, Inc.
      Participants. The CN&G Committee in its sole discretion designates eligible employees as participants for a particular annual and/or long-term performance period under the ICP. For fiscal 2005, all executive officers named in the Summary Compensation Table were eligible to receive annual awards under the ICP. For the fiscal 2003-2005 long-term performance period, all executive officers excluding the new CEO were eligible to receive long-term awards under the ICP. For the 2005-2007 performance period, all executive officers will be eligible to receive long-term awards under the ICP.
      Annual Incentive Compensation Plan Calculations. Awards for the annual component of the ICP for fiscal 2005 were calculated entirely based on actual performance as compared to the performance measure established at the beginning of the fiscal year under the ICP. The performance measure for the fiscal 2005 was EBIT.
      The annual target opportunity for fiscal 2005 was 75% of eligible base salary for the CEO and 45% of eligible base salary for the other executive officers named in the Summary Compensation Table. For fiscal 2005, the threshold opportunity level was 20% of the target opportunity and the maximum annual award any individual was eligible to receive was $1,850,000.
      For the 2005 annual performance period, the Company’s performance exceeded the target performance level for EBIT. As a result, all eligible executive officers received an annual incentive award based on Company performance.
      Long-Term Incentive Calculations. Awards for the long-term component of the ICP for the Fiscal 2003-2005 performance period were calculated based on actual performance as compared to the performance measures established at the beginning of the performance period. For the fiscal 2003-2005 performance period, the performance measures for the long-term portion of the ICP were RONA and EBIT. Awards under the ICP were also subject to automatic upward or downward adjustment based on the Company’s total stockholder return percentile rank as compared to the CCG.
      For the long-term performance period ending in fiscal 2005, the target long-term incentive opportunity for the CEO was 45% of eligible base salary and the target long-term incentive opportunity for other executive officers participating in the long-term portion of the ICP was 25% of eligible base salary.
      With respect to the fiscal 2003-2005 performance period, the Company’s performance was below the threshold performance level for RONA. As a result, no incentive was awarded based on Company performance. For the three-year long-term performance period, the Company’s total stockholder return percentile rank would have resulted in a 19% decrease in long-term cash incentives, if any were being paid.
      Incentive Payouts. The above performance resulted in the following annual and long-term incentive awards before any adjustments by the CN&G Committee:

	Annual Incentive Award	Long-Term Incentive Award
	(Percentage of Base Salary)	(Percentage of Base Salary)

CEO(1)	154.5%	0.0%
Each other Executive Officer	92.7%	0.0%

(1)	The annual incentive awards for Messrs. Rubel and Douglass were prorated based on the number of days each was employed during the performance period.
     Annual Lump Sum Merit Awards. The CN&G Committee may award each executive officer a bonus of up to five percent of his or her base salary based upon achieving “clearly exceeds expectations” ratings on both individual results and the Company’s guiding values during the annual performance appraisal process. For performance in 2005, Mr. Pavelka received such ratings and was awarded a lump sum payment of $20,000, which is reflected in the Summary Compensation Table under Annual Bonus.
      Discretionary Cash Awards. In its sole discretion, the CN&G Committee may provide additional cash awards to executive officers for individual contributions to the Company’s business objectives and initiatives.

For fiscal 2005, discretionary cash awards were provided to Mr. Lentz ($50,000) and Mr. Massey ($10,000); these payments are reflected in the Summary Compensation Table under Annual Bonus.
      Long-Term Stock Incentives. Payless may provide long-term incentives through stock options, restricted stock, stock appreciation rights, phantom stock and/or performance units, which are designed to attract, retain and motivate management employees and relate their compensation directly to the performance of the Company’s Common Stock. The CN&G Committee, in its sole discretion, determines the mix of such awards. The CN&G Committee has adopted a program for long-term stock incentives with the goals of attracting, retaining and motivating executives, providing rewards commensurate with the growth in the value of Payless and aligning management interests more closely with those of Payless’ stockholders.
      The CN&G Committee authorized a long-term stock incentive grant to management employees in May 2005, including executive officers other than the CEO, intended to serve as the long-term stock incentives for fiscal 2005. The authorized grant was awarded in stock options and restricted stock shares to selected management employees in proportions as set forth by the CN&G Committee, in its sole discretion. These grants, as authorized by the CN&G Committee in 2005, will vest in equal installments over the next three years on May 31 of each year. The exercise price for stock option grants is the average of the Company’s high and low stock price on the date of grant.
      The CN&G Committee’s authorization included an additional grant of stock options for recipients of the May 2005 grant, contingent upon the achievement of an above-plan EBIT performance measure. Based on the actual EBIT result for fiscal 2005, the multiplier award will be granted in April 2006, with an exercise price equal to the fair market value on the grant date, and will vest in equal installments over the subsequent three years.
      Discretionary Stock Awards. In its sole discretion, the CN&G Committee may provide additional stock awards to executive officers as it deems necessary to attract, retain, motivate and reward executives. For fiscal 2005, grants in the form of stock options were authorized for Messrs. Pavelka (options on 20,000 shares), Lentz (options on 5,000 shares) and Massey (options on 10,000 shares). The discretionary stock awards will be granted out of the 1996 Stock Incentive Plan in April 2006 and will fully vest on the third anniversary of the grant.
      The CN&G Committee reviews competitive market data on long-term stock incentive awards on a periodic basis and authorizes awards, if appropriate, within its sole discretion. In 2005, the Committee reviewed the long-term stock incentive plan in light of the upcoming expiration of the Company’s 1996 Stock Incentive Plan in April 2006, the changing environment for equity-based incentives, and the ramifications of the Company’s adoption of FAS123(R) in fiscal 2006. This review culminated in the decision to seek stockholder authorization of a new 2006 Stock Incentive Plan, as discussed in Proposal III discussed elsewhere in this proxy statement. The Committee reaffirmed its commitment to the importance of equity grants as a means to focus executive attention on the Company’s long-term performance and provide meaningful rewards to those executives whose performance clearly impacts the Company’s long-term business results.
      CEO Pay. On May 25, 2005, we announced a CEO succession plan and entered into a letter agreement with our Chairman and Chief Executive Officer, Steven J. Douglass, who announced his intention to leave the company in July 2005 following a transition of leadership to Matthew E. Rubel. Mr. Rubel was appointed President and Chief Executive Officer effective July 18, 2005.
      The terms of the employment agreement between the Company and Mr. Rubel provided for an annual base salary of $1,000,000. On his start date, he received hiring inducement awards in the form of an initial stock option grant and a restricted stock grant as described in the tables on page 16-17. Based on Mr. Rubel’s impact on the Company’s performance and progress in fiscal 2005, the CN&G Committee authorized an increase in his base salary to $1,070,000, effective in April 2006.
      Mr. Rubel’s target opportunity under the annual cash component for Fiscal 2005 was set at 75% of annual base salary, prorated based on his period of employment during the fiscal year and with a guaranteed minimum payout equal to the prorated portion of a target payout. Consistent with the terms of the ICP and the employment agreement, Mr. Rubel received an annual cash incentive award of $829,644 for Fiscal 2005. This amount exceeded the guaranteed minimum payout.

      Per the employment agreement, Mr. Rubel is eligible to participate in the long-term cash component of the ICP starting with the Fiscal 2006 year. He is eligible to participate in the 2004-2006 and 2005-2007 performance cycles that are already in progress, and his cash awards for those cycles will be prorated based on the number of days he is employed during each 3-year cycle. For the 2006-2008 performance cycle, in accordance with the provisions of Mr. Rubel’s employment agreement, his minimum award under the long-term component of the ICP will be $450,000.
      Based on the Company’s performance in Fiscal 2004, the base salary for Mr. Douglass was increased from $905,000 to $950,000, effective April 24, 2005. Mr. Douglass’ incentive award (both annual and long-term) of $677,423 for Fiscal 2005 was determined entirely by the quantitative criteria set forth above and was prorated based upon his employment through July 16, 2005. Based upon the terms of the employment agreement into which he and the Company entered on October 1, 2003, Mr. Douglass became entitled to certain severance benefits, as discussed under “Employment Contracts, Termination of Employment and Change of Control Arrangements.”
      Executive Stock Ownership. The Company believes that it is important for executives of Payless to establish and maintain an equity ownership interest in the Company. To this end, ownership levels and stock transactions for executive officers are reviewed twice per year by the Board of Directors to ensure progress toward these stock ownership guidelines:

Value of Payless ShoeSource
Shares Owned as a
Position	Multiple of Base Salary

CEO	5.0 Times
President	3.5 Times
Executive Vice President	2.0 Times
Senior Vice President	1.5 Times
Division Senior Vice President	1.0 Times
Executives are expected to attain the guideline multiple within seven years of appointment to one of the above positions. The stock ownership guidelines may be satisfied through the direct ownership of shares of Payless Common Stock, shares owned in the Payless ShoeSource, Inc. Stock Ownership Plan, share equivalents under the Profit Sharing Plan, shares under the Payless ShoeSource, Inc. Deferred Compensation 401(k) Mirror Plan, all unvested performance units granted by Board of Directors’ resolution (reduced by 40% to represent the executive’s tax liability) and unvested restricted shares granted under the Company’s stock plans (reduced by 40% to represent the executive’s tax liability). Outstanding stock options and stock appreciation rights (“SARs”) are not counted toward ownership requirements. Base Salary means the executive’s base salary at the time he or she is appointed to one of the positions listed above.
      Deductibility of Compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The CN&G Committee currently intends to structure performance-based compensation, including equity grants, stock appreciation rights, performance units and annual and long-term incentives, to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements. The CN&G Committee, however, may award non-deductible compensation in circumstances as it deems appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, and other uncertainties including but not limited to the Company’s stock price, no assurance can be given, notwithstanding the Company’s stated intentions, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) will do so.
      Compensation, Nominating and Governance Committee:

Mylle H. Mangum — Chairman
Michael A. George
Judith K. Hofer
Michael A. Weiss
Robert C. Wheeler

Stock Price Performance

The graph below compares the cumulative total stockholder return on Payless Common Stock against the cumulative returns of the Standard and Poor’s Corporation Composite Index (the “S&P 500 Index”), and the Peer Group, some of which are competitors and many of which were used in determining bonuses under the Company’s performance based incentive plans.
      Comparison of Five Fiscal Year Cumulative Returns of the Company, the S&P 500 Index and Peer Group
Investment Value at End of Fiscal Year

	2000	2002	2002	2003	2004	2005

Payless	$100.00	$84.15	$68.89	$57.88	$49.53	$102.33
S&P 500	100.00	83.85	64.55	86.86	92.26	99.98
Peer Group	100.00	77.10	68.49	93.51	111.40	107.72
      The graph assumes $100 was invested on February 3, 2001, (the end of fiscal 2000) in Payless Common Stock, in the S&P 500 Index, and the Peer Group and assumes the reinvestment of dividends.
      Companies comprising the Peer Group are: The Gap, Inc., Limited Brands, Inc., Ross Stores, Inc., The TJX Companies, Inc., Brown Shoe Company, Inc., Footstar, Inc., Genesco Inc., Shoe Carnival, Inc., The Finish Line, Inc., Foot Locker, Inc., and The Stride Rite Corporation.

Executive Compensation
      The table below shows the compensation paid or accrued by the Company on behalf of each person who served as CEO during 2005 and the Company’s four other most highly compensated executive officers (determined as of the end of the last fiscal year) for the last three fiscal years ended January 28, 2006 (“2005”), January 29, 2005 (“2004”), and January 31, 2004 (“2003”), respectively or such shorter time as may be required.
SUMMARY COMPENSATION TABLE

					Awards

				Other	Restricted	Securities	Long-Term
Name and	Fiscal		Annual	Annual	Stock	Underlying	Incentive	All Other
Principal Position	Year	Salary(1)	Bonus(2)	Compensation(3)	Awards(4)	Stock Options	Payouts(5)	Compensation(6)

Matthew E. Rubel	2005	$500,000	$829,644	$421,033	$4,484,253	720,000	$0	$0
Chief Executive Officer and President
Darrel J. Pavelka	2005	398,123	373,743	—	33,730	34,000	0	2,864
Senior Vice President	2004	345,038	171,945	—	24,285	9,900	0	1,530
Merchandise Distribution,	2003	322,115	0	—	21,608	6,500	0	0
Planning and Supply Chain
Ullrich E. Porzig	2005	367,112	347,625	—	33,730	34,000	0	2,864
Senior Vice President	2004	342,977	155,565	—	24,285	9,900	0	1,539
Chief Financial Officer and Treasurer	2003	331,154	0	—	21,608	6,500	0	0
Jay A. Lentz	2005	351,250	379,827	—	33,730	34,000	0	2,864
Senior Vice President	2004	334,977	152,505	—	24,285	9,900	0	1,486
Human Resources	2003	316,846	0	—	21,608	6,500	0	0
Michael J. Massey	2005	300,596	292,272	—	33,730	34,000	0	2,864
Senior Vice President	2004	263,115	116,730	—	24,285	9,900	0	1,614
General Counsel and Secretary	2003	244,231	0	71,346	21,608	6,500	0	0
Steven J. Douglass(7)	2005	462,885	677,423	53,468	—	—	0	7,579,002
	2004	905,000	678,750	64,596	—	—	0	1,501
	2003	894,615	0	155,523	1,821,400	420,000	0	0

(1)	“Salary” reflects amounts paid to or deferred by the named executive officers during each fiscal year. Annual salary changes for each of the named executive officers normally occur on or about May 1 of each year.

(2)	“Annual Bonus” reflects the annual portion of the bonus paid under the Company’s Incentive Compensation Plan, lump sum award for Mr. Pavelka ($20,000) as determined by the Performance Management System, discretionary cash awards for Mr. Lentz ($50,000) and Mr. Massey ($10,000), and any signing bonus pursuant to any executive officer’s employment agreement. It also includes amounts deferred by the particular officer.

(3)	“Other Annual Compensation” includes forms of compensation required to be reported under applicable SEC rules. For 2005, “Other Annual Compensation” includes for Mr. Rubel, $2,562 of imputed income due to life insurance and long-term disability insurance coverage paid by Payless, $8,359 of automobile allowance, $25,268 for company paid driver, $48,493 of imputed income due to personal use of an airplane provided by Payless, $297,456 for relocation expenses, and $3,896 for premiums under the Executive Medical Plan paid by Payless and for Mr. Douglass, $5,731 of imputed income due to life insurance and long-term disability insurance coverage paid by Payless, $8,412 of automobile allowance, $26,296 of imputed income due to personal use of an airplane provided by Payless, $10,129 for premiums under the Executive Medical Plan paid by Payless, and $2,900 for professional fees paid by Payless. For 2004, “Other Annual Compensation” includes for Mr. Douglass, $9,345 of imputed income due to life insurance and long-term disability insurance coverage paid by Payless, $14,138 of automobile allowance, $7,031 of imputed income due to personal use of an airplane provided by Payless, $9,350 for premiums under the Executive Medical Plan paid by Payless, and $2,900 for professional fees paid by Payless. For 2003, “Other Annual Compensation” includes for Mr. Douglass, $6,187 of imputed income due to life insurance and long-term disability insurance coverage paid by Payless, $12,938 of automobile allowance, $34,823 of imputed income due to personal use of an airplane provided by Payless, $9,350 for premiums under the Executive Medical Plan paid by Payless, and $92,225 for professional fees paid by Payless, and for Mr. Massey $71,346 for the relocation expenses.

(4)	The dollar value of restricted stock/performance unit awards is equal to the average of the high and low prices of Payless Common Stock on the date of the grant, multiplied by the total number of shares/units granted to the named executive officer. The aggregate number of shares/units of restricted stock on which the restrictions and performance units have not lapsed and the value of such restricted stock and performance units owned by each of the named executive officers as of the end of fiscal 2005 (at $23.59, the average of the high and low price) was $5,054,158 for Mr. Rubel, representing 214,250 shares; $82,565 for Mr. Lentz, representing

3,500 shares; $82,565 for Mr. Porzig representing 3,500 shares; $82,565 for Mr. Pavelka representing 3,500 shares; and $82,565 for Mr. Massey, representing 3,500 shares; and $0 for Mr. Douglass, representing 0 shares.

(5)	“Long-term Incentive Payouts” represents the long-term portion of the Company’s Incentive Compensation Plan. It includes long-term incentive payout deferred by the particular officers. For all named executive officers the long-term performance period is fiscal 2003-2005.

(6)	“All Other Compensation” represents the Company’s contribution to the named executive officer’s account in the Company’s profit sharing plan. In addition, for 2005 “All Other Compensation” includes required salary and bonus payments plus five annualized payments under the Company’s Supplemental Executive Retirement Plan (the “Supplementary Plan”) for Mr. Douglass. Mr. Douglass is also entitled to a lump sum cash payment on the fifth anniversary of his retirement, representing the present value of the remaining Supplementary Plan obligation. See Employment Contracts, Termination of Employment and Change of Control Agreements for a complete discussion of benefits to which Mr. Douglass is entitled.

(7)	Mr. Douglass’ employment ended on July 16, 2005.

     Stock Option Awards. The following table provides certain information concerning individual grants of stock options made to the named executive officers during the last fiscal year.
STOCK OPTION GRANTS IN FISCAL 2005

	Number of	Percent of
	Securities	Total Options
	Underlying	Granted to
	Options	Employees in	Exercise Price	Expiration	Grant Date
Name	Granted(1)	Fiscal Year	per Share	Date	Fair Value(2)

Matthew E. Rubel(3)	720,000	58.2%	$20.65	7/18/2012	$4,490,424
Darrel J. Pavelka	34,000	2.7%	16.87	5/31/2012	212,048
Ullrich E. Porzig	34,000	2.7%	16.87	5/31/2012	212,048
Jay A. Lentz	34,000	2.7%	16.87	5/31/2012	212,048
Michael J. Massey	34,000	2.7%	16.87	5/31/2012	212,048
Steven J. Douglass(4)	—	0.0%	0.00		0

(1)	Options granted under the 1996 Stock Incentive Plan have a term of seven years and will vest in equal installments on each of the first three anniversaries of the grant. The option exercise price equals the average of the high and low trading prices of the Company’s stock on the grant date.

(2)	The grant date fair value was determined using the Black-Scholes option pricing model. The estimated values under the model are based on assumptions as to variables such as option term, risk-free interest rates, stock price volatility and dividend yield. The actual value, if any, the option holder may realize will depend on the excess of the actual market price of the stock over the exercise price on the date the option is exercised. The model assumes: (a) an option term of seven years, which represents the length of time between the grant date of options and the latest possible exercise date by the named executive officers; (b) a risk-free interest rate that represents the interest rate on a U.S. Treasury Bond with a maturity date corresponding to that of the option’s term; (c) stock price volatility calculated based on the historic volatility of the Company’s stock price since April 1996; and (d) dividends at the rate of $0 per share, the annual dividend rate with respect to a share of the stock on the grant date.

(3)	Mr. Rubel received an inducement equity award on July 18, 2005.

(4)	Mr. Douglass’ employment ended on July 16, 2005.

The following table presents information with respect to options exercised in fiscal year 2005 and unexercised and exercised options held by the named executive officers on January 28, 2006:
AGGREGATED STOCK OPTION EXERCISES IN FISCAL 2005
AND FISCAL YEAR-END OPTION VALUES

			Number of Shares of Payless
			Common Stock Underlying		Value of Unexercised
			Unexercised Options at		n-The-Money Options
	Shares		Fiscal-Year End		At Fiscal-Year End(1)
	Acquired on	Value
Name	Exercise	Realized	Unexercisable	Exercisable	Unexercisable	Exercisable

Matthew E. Rubel	—	$—	720,000	—	$2,116,800	$—
Darrel J. Pavelka	35,439	254,418	42,767	66,133	297,394	507,017
Ullrich E. Porzig	22,500	84,015	42,767	137,383	297,394	1,107,177
Jay A. Lentz	28,500	208,999	42,767	76,033	297,394	269,539
Michael J. Massey	5,500	43,633	42,767	35,932	297,394	277,926
Steven J. Douglass(2)	921,000	5,588,683	—	660,000	—	1,501,047

(1)	“In-The-Money Options” are options outstanding at the end of fiscal 2005 for which the fair market value of Payless Common Stock at the end of fiscal 2005 ($23.59 per share) exceeded the exercise price of the options. Value is determined based on the difference between fair market value at the end of fiscal 2005 and the option exercise price.

(2)	Mr. Douglass’ employment ended on July 16, 2005.
     Long-Term Awards. During fiscal 2005, each of the named executive officers became eligible to receive a potential long-term cash award for the three fiscal year period 2005 — 2007. The following table shows the maximum long-term cash awards payable to each of them for this long-term period.
LONG-TERM INCENTIVE PLAN AWARDS IN FISCAL 2005

				Estimated Maximum
	Performance or	Estimated Threshold Future	Estimated Target Future	Future Payouts Under
	Other Period Until	Payouts Under Non-Stock	Payouts Under Non-Stock	Non-Stock Price
Name	Maturation of Payout	Price Based Plan(1,2)	Price Based Plan(1,3)	Based Plan(1,4)

Matthew E. Rubel(5)	Three Fiscal Year Period (2005 — 2007) Ending 2/2/08	$37,800	$378,000	$1,500,000
Darrel J. Pavelka	Three Fiscal Year Period (2005 — 2007) Ending 2/2/08	9,540	95,400	429,300
Ullrich E. Porzig	Three Fiscal Year Period (2005 — 2007) Ending 2/2/08	9,375	93,750	421,875
Jay A. Lentz	Three Fiscal Year Period (2005 — 2007) Ending 2/2/08	8,895	88,950	400,275
Michael J. Massey	Three Fiscal Year Period (2005 — 2007) Ending 2/2/08	7,613	76,125	342,563
Steven J. Douglass(6)	Three Fiscal Year Period (2005 — 2007) Ending 2/2/08	7,125	71,250	320,625

(1)	The estimates above assume that the individuals remain eligible to participate throughout the long-term performance period. Actual payments may range from $0 to a maximum award value of $1,500,000.

(2)	Individual awards are based on annual base salaries as of May 1, 2005, achievement of threshold three year Average RONA performance goals, three year EBIT goals and Company stock performance compared to the peer group such that no downward adjustment is required for any award.

(3)	Individual targets are based on annual base salaries as of May 1, 2005, achievement of target three year Average RONA performance goals, three year EBIT goals and Company stock performance compared to the peer group such that no downward adjustment is required for any award.

(4)	Individual maximums are based on annual base salaries as of May 1, 2005, achievement of threshold three year Average RONA performance goals, three year EBIT goals and Company stock performance compared to the peer group such maximum upward adjustment is applied for each award.

(5)	The Long-Term Incentive award payment for Mr. Rubel is prorated by 920/1095, reflecting his hire date in July 2005.

(6)	The Long-Term Incentive award payment for Mr. Douglass is prorated by 6/36, reflecting his separation date from Payless on July 16, 2005.
     Profit Sharing Plans and Supplementary Retirement Plan. The Company’s executive officers may participate in the Payless ShoeSource, Inc. 401(k) Profit Sharing Plan. Company contributions to this plan are related to the Company’s performance each year. Subject to the Company’s discretion each year, the Company expects to contribute annually 2.5% of its net profits to this plan and the plan for Puerto Rico associates, except that beginning with the 2005 plan year the Company will contribute a minimum guaranteed company matching contribution of $.20 per $1.00 of a plan participant’s contribution up to 5% of their pay. At the discretion of the Board of Directors, the 2005 contribution was determined to be 2.5% of pre-tax earnings from continuing operations taking into account the minimum contribution funding required. Eligible employees are able to contribute voluntarily to the profit sharing plans on both a before-tax and after-tax basis under Section 401 (k) of the Internal Revenue Code (the “Code”). Eligible employees are also able to direct that the Company’s contribution to their accounts and/or their voluntary contributions be invested in a Payless Common Stock fund or in one of several other investment funds.
      The Company does not have a broad-based, defined benefit retirement plan. The Company does, however, have a supplementary retirement plan (the “Supplementary Plan”) covering a select group of management and highly compensated employees who have had compensation in a calendar year equal to at least twice the amount of “wages” then subject to the payment of old age, survivor and disability insurance Social Security taxes.
      Under the Supplementary Plan, covered employees become entitled to a single life annuity retirement benefit equal to 2% of the average of the highest three out of the last five fiscal years of total annual salary and cash incentives (reported as salary and annual and long-term bonus in the Summary Compensation Table) multiplied by their years of service, up to a maximum of 25 years, reduced by (i) primary Social Security benefits, (ii) benefits provided under the Company’s profit sharing plan, (iii) benefits under retirement plans operated by May which may be payable to the employee and, (iv) if appropriate, by amounts to reflect early retirement. Benefits are payable upon retirement after reaching age 55 and completing at least 5 years of service.
      The Supplementary Plan provides for an annual minimum benefit. It is determined by first calculating the covered employee’s benefit under the Payless Profit Sharing Plan and/or May retirement plans as if the Code did not limit (a) the benefits payable under May’s retirement plans or (b) either company’s matching contributions to its Profit Sharing Plan. The difference between the benefits so determined and the benefits actually payable from both plans is the annual minimum benefit.
      The Supplementary Plan provides that, in the event of a “Change in Control of the Company,” vesting would be accelerated in limited circumstances and benefits would not be forfeitable.

      The following table shows the estimated maximum aggregate annual benefits payable upon retirement (assuming a retirement in 2005 at age 65) for persons in specified compensation and years of service classifications covered by the Company’s profit sharing plan and, if eligible, the Supplementary Plan. The individuals named in the Summary Compensation Table had, as of December 31, 2005, the following years of service, respectively: Mr. Rubel, less than one year; Mr. Pavelka, 25 years; Mr. Porzig, 21 years; Mr. Lentz, 17 years; Mr. Massey, 15 years and Mr. Douglass, 30 years. Mr. Rubel’s employment agreement stipulates that he will be credited with two additional years of age and plan service under the Supplementary Plan in the event of an early termination for good reason or without cause.

	Years of Service

Average Annual Earnings	20	25 or more

$ 500,000	$200,000	$250,000
600,000	240,000	300,000
700,000	280,000	350,000
800,000	340,000	400,000
900,000	360,000	450,000
1,000,000	400,000	500,000
1,100,000	440,000	550,000
1,200,000	480,000	600,000
1,300,000	520,000	650,000
1,400,000	560,000	700,000
1,500,000	600,000	750,000
      Employment Contracts, Termination of Employment and Change of Control Arrangements. Each of the executive officers named in the Summary Compensation Table has an individual contract of employment with the Company which automatically renews unless otherwise terminated. Each of the agreements provides for annual base salary at a rate not less than the amounts reported in the Summary Compensation Table, annual and long-term incentives as described in the Report of the CN&G Committee, equity grants and other benefits generally available to the Company’s executive officers and described in their respective employment agreements. In addition, each of the agreements prohibit each of the executives from entering into competing activities.
      Based on the employment agreement between the Company and Mr. Douglass, he became eligible for the following severance benefits when his employment ended on July 16, 2005:

(1) an amount equal to three times the sum of: (a) his base salary; and (b) his target annual incentive, paid ratably over a 36-month period in biweekly payments. Consistent with the provisions for nonqualified deferred compensation described in Internal Revenue Code §409A, these payments commenced following the 6-month waiting period required for a key executive. The total of these payments is $4,987,500;

(2) a portion of any incentive compensation earned and payable under the terms of the ICP: The annual incentive payment earned for the Fiscal 2005 performance period and the long-term cash incentive payments earned for the Fiscal 2003-05, Fiscal 2004-06 and Fiscal 2005-07 performance periods, are to be prorated based on the number of full months Mr. Douglass was employed during each performance period;

(3) immediate vesting of all equity awards previously granted;

(4) for 36 months following the end of active employment, continued eligibility for company medical and dental benefits; and

(5) post-termination benefits payable under all other benefit plans in accordance with their terms, including the Executive Post-Retirement Medical and Life Insurance Plan.

      Consistent with the terms of his previous equity award agreements, Mr. Douglass has three years from his last day of active employment to exercise vested stock options and stock appreciation rights. All performance units vested and became payable on July 16, 2005.
      Mr. Douglass was eligible for benefits under the Supplementary Plan based on his age (56 years at the time of retirement) and the maximum plan service of 25 years. The benefit was determined in accordance with the provisions of his employment agreement and the Supplementary Plan. The benefit is payable through an annuity for five years followed by a lump-sum cash payment, on the fifth anniversary of his retirement, representing the present value of the remaining Supplementary Plan obligation. Consistent with the provisions of IRC §409A, Mr. Douglass’ Supplementary Plan benefit commenced following the 6-month waiting period required for a key executive. The annualized benefit payment for the first five years is $517,727.17. The amount of the lump-sum payment will be determined using interest rates and actuarial assumptions applicable at the time of payment.
      On June 17, 2005, the Company entered into an employment agreement with Mr. Rubel, the term of which is initially scheduled to end on May 31, 2008, but will automatically extend by one year unless either Mr. Rubel or the Company gives at least 90 days’ prior notice of non-extension. The agreement provided for:

(1) an initial annual base salary of $1,000,000;

(2) a minimum annual target cash incentive of 75% of base salary (with a minimum award of a prorated portion of the minimum target for fiscal 2005);

(3) hiring inducements in the form of:

(a) a stock option grant for 720,000 shares, half of which vest in equal one-third installments on the first, second and third anniversaries of Mr. Rubel’s start date and the other half of which will vest in equal one-third installments on the second, third and fourth anniversaries of his start date; and

(b) a restricted stock grant of 214,250 shares that will vest on the third anniversary of Mr. Rubel’s start date;

(4) eligibility for the long-term cash component of the ICP, based on the number of months Mr. Rubel is employed during each three-year performance period and with a minimum target cash award of $450,000 for the 2006-2008 performance period;

(5) In the event of termination by the Company without cause or by Mr. Rubel for good reason:

(a) a severance payment equal to two times salary and target annual bonus, paid ratably over a 24-month period following termination;

(b) accelerated vesting of unvested stock options that would have otherwise vested during the 24-month period following termination and of any unvested portion of the restricted stock granted as a hiring inducement;

(c) continued participation in the Company’s medical, dental and other health insurance during the 24-month period following termination;

(d) two additional years of plan service and age credit under the Supplementary Retirement Plan; and

(e) a $15,000 allowance for reasonable outplacement expenses.
      Mr. Rubel is also subject to non-competition and non-solicitation agreements during the term of the employment agreement and for a period of 24 months following termination.
      The Company has also entered into Change of Control agreements with the executive officers named in the Summary Compensation Table. The Change of Control agreements generally provide that the executive is entitled to benefits if the executive is terminated for other than cause, death, or disability or if the executive terminates for “Good Reason” (as defined in the agreement) (i) within three years of a “Change of Control”

(as defined in the agreement) occurring; or (ii) within twelve months of a “Potential Change of Control” (as defined in the agreement). A termination by an executive within 30 days after the first anniversary of a Change of Control will be deemed a termination for Good Reason. Under the agreements, a Change of Control would include any of the following events: (i) any “person,” as defined in the Exchange Act, acquires 20% or more of the Company’s common stock or voting securities; (ii) a majority of the Company’s Directors are replaced and not approved by the “Incumbent Board” (as defined in the agreement); (iii) consummation of certain mergers or a sale of all or substantially all of the Company’s assets; or (iv) stockholders approve a liquidation of the Company. Upon a covered termination of employment, the agreements provide a lump sum payment equal to the aggregate of (i) three times the sum of (x) base salary at termination or, if greater, base salary immediately prior to the change of control plus (y) highest bonus in previous three years or the bonus paid in the most recently completed fiscal year following a Change of Control and (ii) a cash payment for cancellation of stock options or stock appreciation rights.
      Each Change of Control agreement provides that the executive shall receive (i) three years of continued participation (or such longer period as is provided in such plan) in the Company’s welfare benefit plans plus any benefit the executive would receive with an additional five years of age and service under the Company’s post retirement programs; (ii) unreduced benefits under the Company’s Supplementary Retirement Plan if the executive is between 50 and 55 and is terminated within five years of a Change of Control other than for Cause (as defined in the agreement) or Executive terminates his or her employment for Good Reason; and (iii) outplacement benefits. The agreements also provide a “tax gross-up” payment if such payment would result in the executive receiving at least 110 percent of the safe harbor amount and, in the event that any payment does not meet the 110 percent threshold, the payments are reduced so that no excise tax is imposed.
      In addition, in the event of a Change of Control, (i) amounts deferred under the Company’s deferred compensation plan will be distributed to participants in a lump sum cash payment subject to certain distribution time limits under Section 409A of the Internal Revenue Code; (ii) all options and stock appreciation rights outstanding on that date will become immediately and fully exercisable; (iii) all restrictions on any restricted or phantom stock units will lapse and such shares and units will become fully vested; and (iv) any performance units will be earned and become fully payable.

Beneficial Stock Ownership of Directors, Nominees, Executive Officers and Persons Owning More Than Five Percent of Common Stock
      The following table sets forth certain information known to the Company regarding beneficial ownership of Payless Common Stock as of April 3, 2006, (including shares of the Company’s Common Stock held in the Payless Profit Sharing Plan account for executive officers) by (a) each person known by Payless to own beneficially more than 5% of the Payless Common Stock, (b) each Director and nominee for election as a Director of Payless and each of the executive officers named in the Summary Compensation Table on page 16, and all current Directors, nominees and executive officers as a group. The shares allocated to the accounts of participants named below in the Payless Profit Sharing Plan constitute less than one percent of Payless Common Stock (see note (3) below).
      On April 3, 2006, there were 66,553,965 shares of Common Stock outstanding.

	Shares Beneficially
	Owned as of	Percent
Name	April 3, 2006	of Class

Holders of More than Five Percent of Common Stock
Goldman Sachs Asset Management, L.P.(1)	3,552,356	5.3
Barclays Global Investors, NA(2)	4,734,339	7.1

Directors, Nominees and Executive Officers(3)
Daniel Boggan Jr.(4)	—	*
Judith K. Hofer(4)	—	*
Michael A. George(4)	—	*
Howard R. Fricke(4)(5)	21,210	*
Mylle H. Mangum(4)	300	*
John F. McGovern(4)	2,075	*
Michael E. Murphy(4)(6)	23,613	*
Michael A. Weiss(4)	—	*
Robert C. Wheeler(4)	2,418	*
Matthew E. Rubel(7)	214,250	*
Jay A. Lentz(7)	107,980	*
Michael J. Massey(7)	61,011	*
Ullrich E. Porzig(7)(8)	238,276	*
Darrel J. Pavelka(7)(9)(10)	113,070	*
All directors, nominees and Executive officers as a group (14 Persons)(4)(7)(9)	784,203	1.2

*	Less than one percent.

(1)	This information is based on Amendment 1 to Schedule 13G filed with the SEC on February 3, 2006. The address of Goldman Sachs Asset Management, L.P. is 32 Old Slip, New York, New York 10005.

(2)	This information is based on Schedule 13G filed with the SEC on January 26, 2006. The address of Barclays Global Investors, NA. is 45 Freemont Street, San Francisco, California 94105.

(3)	The Payless profit sharing plans provide for an investment fund which is invested in shares of Payless Common Stock (the “Payless Profit Sharing Plan Common Stock Fund”). As of April 3, 2006, the trusts under the Payless profit sharing plans owned approximately 1,060,532 shares of Payless Common Stock (approximately 1.6% of the shares of Payless Common Stock outstanding) in the Payless Profit Sharing Plan Common Stock Fund. Shares shown as beneficially owned by the persons referred to in the table include any shares allocated to their accounts under the Payless profit sharing plans.

(4)	Does not include units credited to non-employee Director’s accounts under the Deferred Compensation Plan for Non-Management Directors. As of April 3, 2006, the following Directors had the indicated units credited to their account under the plan: Mr. Boggan — 21,381 units; Mr. Fricke — 27,468 units; Mr. George — 8,846 units; Ms. Hofer — 5,422 units; Ms. Mangum — 19,494 units; Mr. McGovern — 13,279 units; Mr. Murphy — 4,245 units, Mr. Weiss — 4,088 units, and Mr. Wheeler — 10,443 units. At the end of the deferral period, the units will be paid out in an equivalent number of shares of Payless common stock.

(5)	Includes 12,000 shares owned by Mr. Fricke’s spouse.

(6)	Includes 3,000 shares held by a limited partnership of which Mr. Murphy and his spouse are the sole partners.

(7)	Shares shown as beneficially owned include shares subject to options which are presently exercisable or which will become exercisable on or before June 3, 2006 as follows: Matthew E. Rubel — 0 shares; Jay A. Lentz — 92,834 shares; Darrel J. Pavelka — 82,934 shares, Ullrich E. Porzig — 154,184 shares; Michael J. Massey — 52,733 shares, and all Directors, nominees and executive officers as a group — 382,680 shares.

(8)	Mr. Porzig’s ownership includes 65,953 shares held by family trusts and 384 owned by his children.

(9)	Does not include units credited to accounts under the Company’s Deferred Compensation Plan. As of April 3, 2006, Mr. Pavelka had 2,638 units credited to his account. At the end of the deferral period, the units will be paid out in an equivalent number of shares of Payless Common Stock.

(10)	Mr. Pavelka’s ownership includes 14,531 shares held in a trust in his spouse’s name.
Principal Accounting Fees and Services
      The following table presents fees for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “DT”) for the audit of the Company’s annual financial statements for fiscal 2005 and fiscal 2004 and fees billed for audit-related services, tax services and all other services rendered by DT for fiscal 2005 and fiscal 2004.

	Fiscal 2005	Fiscal 2004

	(in thousands)
Audit fees	$1,603	$1,676
Audit-related fees(a)	288	1,026
Tax fees(b)	31	55
All other fees	—	—
Total audit-related fees & non-audit fees	$1,922	$2,757

(a)	Audit-Related Fees consist of attest and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. In 2005, this category includes fees related to audits for international subsidiaries and joint ventures for fiscal year 2005 ($236) and audit of employee benefit plans for the 2005 plan year ($52). In 2004, this category includes fees related to audits for international subsidiaries and joint ventures for partial year 2002 and fiscal years 2003 and 2004 ($762), Sarbanes-Oxley advisory services ($164), and audit of employee benefit plans for the 2003 and 2004 plan years ($100).

(b)	Tax Fees consist of the aggregate fees billed for professional services for expatriate tax return preparation, tax advice and tax planning (domestic and international).
     The Audit and Finance Committee’s policy on the use of the Company’s independent public accountant requires pre-approval of all services. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. All audit related services, tax services and other services were pre-approved by the Audit and Finance Committee consistent with its policy. Prior to approving services, the Committee or its designee concluded that the provision of such services by DT was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
PROPOSAL II: RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTANTS FOR FISCAL YEAR 2006
Proposal II on the accompanying proxy card.
      The Audit and Finance Committee appointed DT to serve as the Company’s independent registered public accountants for the fiscal year ending February 3, 2007, subject to ratification by the stockholders at the Annual Meeting. DT served as the Company’s independent registered public accountants for fiscal 2005.
      A member of the firm of DT will be present at the meeting to make such statements as that firm may desire and to answer appropriate stockholder questions.
THE BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF PAYLESS COMMON STOCK VOTE IN FAVOR OF PROPOSAL II, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

PROPOSAL III: APPROVE THE 2006 PAYLESS SHOESOURCE, INC. STOCK INCENTIVE PLAN
Proposal III on the accompanying proxy card.
      The following summary of the 2006 Payless ShoeSource, Inc. Stock Incentive Plan (the “SIP”) is subject to the complete terms of the plan, a copy of which is attached hereto as Appendix B and incorporated herein by reference. Capitalized terms used herein which are not defined have the meaning set forth in the SIP. Under the Payless ShoeSource, Inc. 1996 Stock Incentive Plan the 900,000 shares of Payless common stock remaining as of April 30, 2006 will be cancelled.
      General. The 2006 Payless ShoeSource, Inc. Stock Incentive Plan provides for grants of non-qualified Stock Options, incentive Stock Options, appreciation rights, Stock Awards including but not limited to restricted and unrestricted Stock Awards, Stock equivalent units, performance units and performance compensation Awards. The purpose of the SIP is to promote the interests of Payless ShoeSource, Inc., its subsidiaries and stockholders by (i) attracting and retaining individuals eligible to participate in the SIP; (ii) motivating such individuals by providing incentive compensation; and (iii) aligning the interests of such individuals with the interests of the Company’s stockholders.
      Eligible Participants. Employees of the Company and its subsidiaries, as designated by the Compensation, Nominating & Governance Committee of the Board (the “CN&G Committee”), from time to time, are eligible to participate in the SIP.
      Shares Subject to SIP; Maximum Award. The maximum number of shares of Stock that may be Awarded under the SIP is 2.5 million, subject to adjustment under the terms of the SIP (the “Maximum Limit”). The maximum number of shares of Stock that may be issued under the SIP pursuant to Incentive Stock Options is 2 million. The total number of shares of Stock that may be Awarded to any participant during a calendar year is 250,000 shares of Stock under an appreciation value vehicle Award and 100,000 shares of stock under a full value vehicle Award. The total amount that any one participant may receive in a calendar year pursuant to an Award of Performance Units is 100,000.
      The following amounts will be reserved against the Maximum Limit for each type of Award upon grant:
      Full Value Award Vehicles — the greater of (i) one share of Stock for each Full Value Award or (ii) the maximum potential issuable pursuant to each Award.
      Appreciation Value Award Vehicle (other than Stock Settled Stock Appreciation Rights) — the amount calculated based on the ratio set forth in the below Exchange Ratio Table.
      Stock Settled Stock Appreciation Rights (“SSSAR”) — the lesser of (i) one share for each SSSAR granted under an Award or the maximum potential of shares issuable upon exercise of a SSSAR.
      Other Awards — the maximum number of shares of Stock authorized to be issued pursuant to such Other Award Vehicle.
EXCHANGE RATIO TABLE

Term of Grant	5 Year	6 Year	7 Year

Appreciation Value Vehicle Awards (other than SSSARs)	.549	.598	.641
      Upon exercise of each Award, all shares of Stock reserved for such Award will be released and the Maximum Limit will be reduced by the following:
      Full Value Awards and Other Awards — by the shares of Stock actually issued pursuant to such Award.
      Appreciation Value Awards (other than SSSARs) — by the number set forth in the Exchange Ratio Table above.
      SSSAR — by the number of shares of Stock actually issued under the Award.

      Awards payable entirely in cash will not be counted against the Maximum Limit. Shares of Stock covered by the unexercised or terminated or forfeited portion of any Award that did not result in the delivery of Stock will be available for further Awards. Stock based Awards granted under the Company’s 1996 Stock Incentive SIP which expire, are cancelled or otherwise terminate, in whole or in part, subsequent to April 30, 2006 without being exercised or redeemed in full or which are reacquired by the Company prior to issuance without restriction to the holder of such Award will be added to the Maximum Limit and will become available for issuance under the SIP based on the following formula: Full Value Award Vehicles made available under this provision will increase the Maximum Limit on a ratio of 1:1. Appreciation Value Vehicle Awards including SSSARs under this provision shall increase the Maximum Limit by ..333 shares for each share of Stock covered by an Appreciation Value Award Vehicle.
      The term of an Award will not exceed seven (7) years. No Awards may be granted after the tenth anniversary of the date the SIP is approved by the Company’s stockholders.
      Administration. The CN&G Committee generally selects participants and determines the number and types of Awards to be granted to each participant. The CN&G Committee has authority to determine the terms and conditions of Awards, to administer and interpret the SIP, and to prescribe, amend and rescind rules relating to the SIP. Members of the CN&G Committee are “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “outside directors” within the meaning of section 162(m) of the Code.
      Types of Awards. Non-qualified Stock Options, incentive Stock Options, appreciation rights, Stock Awards including but not limited to restricted and unrestricted Stock Awards, Stock equivalent units, performance units and performance compensation Awards may be Awarded under the SIP. The Award price for each Award that allows for the purchase of a share of Stock under an Award shall be specified in the related Award agreement containing the terms and conditions as determined by the CN&G Committee.
Award Vehicles
      Stock Options. Options granted under the SIP may be non-qualified Stock Options or incentive Stock Options within the meaning of Section 422 of the Code. Options may be granted independently, in tandem with SARs or other Stock based Awards. Stock Options will be subject to the following terms and conditions and such other terms and conditions as provided for in the related Award agreement issued by the CN&G Committee to the participant:

Option Price. The Option price or purchase price per share of Stock underlying an Option will be determined by the CN&G Committee, but may not be less than 100% of the Fair Market Value, as defined by the SIP, of a share of Stock on the date of grant.

Exercisability. An Option will be exercisable at such time and upon such terms and conditions as may be determined by the CN&G Committee, but in no event shall an Option be exercisable more than seven years after the date of grant.

Payment. Payment in full for all shares of Stock purchased upon exercise of an Option must be made at the time of exercise in cash, personal check (subject to collection), bank draft, in shares of Stock held for at least six months or such other method as the CN&G Committee may determine from time to time. The CN&G Committee may permit a participant to elect to have a portion of the shares of Stock deliverable upon exercise of the Option withheld to provide for payment of applicable federal, state or local withholding taxes. Otherwise, withholding taxes will be payable in cash at the time of exercise.
      Stock Appreciation Rights. A stock appreciation right entitles a participant to a cash payment equal to the excess of the Fair Market Value of a share of Stock on the date on which the stock appreciation right is exercised over the exercise price per share of Stock of the stock appreciation right or to an equivalent payment settled in Stock. The exercise price will be determined by the CN&G Committee, but may not be less than 100% of the Fair Market Value of a share of Stock on the date of grant. Stock appreciation rights may be granted independently, in tandem with Stock Options or other Stock based Awards. A stock appreciation right grant is subject to such other terms and conditions as may be specified in an Award agreement provided to the participant by the CN&G Committee.
      Other Equity-Based Awards. The CN&G Committee may grant Awards of shares of unrestricted or restricted Stock and Awards that are valued in whole or in part by reference to the Fair Market Value of such shares. The terms and conditions of these other equity-based Awards may be set by the CN&G Committee, and such Awards may be granted in a manner intended to result in a deduction by the Company under section 162(m) of the Code (“Performance-Based Awards”). Any such Performance-Based Awards will be subject to the following additional terms and conditions:

Performance Goals. A participant’s Performance-Based Award shall be determined based on the attainment of written Performance Goals approved by the CN&G Committee for a Performance Period established by the CN&G Committee: (i) while the outcome for that Performance Period is substantially uncertain and (ii) no more than 90 days after the commencement of the Performance Period to which the Performance Goal relates or, if less, the number of days that is equal to 25 percent of the relevant Performance Period. The Performance Goals, which must be objective, shall be based upon one or more of the following criteria selected by the CN&G Committee to measure individual participant, Company or one or more operating units, groups or any subsidiary performance for a Performance Period, whether in absolute or relative terms: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from continuing operations; net asset turnover; inventory turnover; net earnings; operating earnings; operating margin; return on equity; return on assets or net assets; return on total assets; return on capital; return on investment; return on invested capital; return on sales; revenues; sales; store for store sales; net or gross sales; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin; operating margin or profit margin; market share; economic value added; expense reduction levels; cost of capital; change in assets; Stock price; total stockholder return; capital expenditures; debt; debt reduction; working capital, completion of acquisitions; business expansion; product diversification; productivity; new or expanded market penetration and other financial and non-financial operating and management performance objectives. For any Performance Period, performance measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in a year or years prior to such Performance Period or relative to other companies or indices or as ratios expressing relationships between two or more performance measures. For any Performance Period, the CN&G Committee shall provide how any performance measure shall be adjusted to the extent necessary to prevent dilution or enlargement of any Award as a result of extraordinary events or circumstances, as determined by the CN&G Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction, or Stock dividends, or Stock splits or combinations. Each such measure shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company. Performance measures may vary from Performance Period to Performance Period and from participant to participant and may be established on a stand-alone basis, in tandem or in the alternative. Other performance measures may be used by the CN&G Committee in its sole discretion, except that the performance measures set forth above shall be used if the compensation under the Award (other than an Option) is intended to qualify as performance based under Section 162(m) of the Code.

Payment. The CN&G Committee determines whether the applicable Performance Goals have been met and certifies and ascertains the amount of the Award. At the discretion of the CN&G Committee, the amount of the Performance-Compensation Award actually paid may be less than the amount determined by the applicable Performance Goal formula. The amount payable in respect of an Award shall be paid at such time as determined by the CN&G Committee in its sole discretion after the end of such Performance Period.

Transferability. Awards under the SIP are generally not transferable other than upon death by beneficiary designation, by will or by the laws of descent or distribution.

Changes in Capital and Other Events. In the event of any change in the outstanding shares of Stock by reason of a Stock dividend greater than 5% of the Stock price, Stock split or reverse Stock split, recapitalization, merger or consolidation, reorganization, combination, exchange or reclassification of shares, spin-off or other similar corporate changes or an extraordinary dividend payable in cash or property, the CN&G Committee shall make such adjustment, if any, as it, in its sole discretion, deems equitable. In the event of a “Change in Control” (as defined in the SIP), the CN&G Committee may, in its sole discretion, (i) accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding Award made pursuant to the SIP and/or extend the time during which an Award may be exercised following a participant’s termination of employment, (ii) offer to purchase any outstanding Award made pursuant to the SIP from the holder for its equivalent cash value, as determined by the CN&G Committee, as of the date of the Change of Control or (iii) make adjustments or modifications to outstanding Awards as the CN&G Committee deems appropriate to maintain and protect the rights and interests of Participants following such Change of Control.

Amendments. The SIP may be amended by the Board of Directors or the CN&G Committee, except that, without the approval of the Company’s stockholders, the Board may not, except upon a change in capital or other event described in the changes in capital and other events paragraph above: (i) increase the total number of shares reserved or change the maximum number of shares that may be granted to any participant; or (ii) decrease the exercise price of any Award or (iii) make any other amendments to the SIP or Award agreement which would require stockholder approval under the General Corporation Law of the State of Delaware, New York Stock Exchange Rules or such other rules as may govern the trading or quotation of the Corporation’s Stock, Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Code. With respect to participants who reside outside of the U.S. and who are not expected to be “Covered Employees” (as defined in section 162(m) of the Code), the CN&G Committee may, in its sole discretion, amend the terms of the plan or Awards granted thereunder in order to conform such terms with the requirements of local law.

Effectiveness. The SIP will be effective upon approval by the Company’s stockholders.

Federal Income Tax Consequences. The following is a brief discussion of certain federal income tax consequences relevant to participants and to the Company. It is not intended to be a complete description of all possible tax consequences with respect to Awards granted under the SIP.

Non-Qualified Stock Option. A participant who is granted a non-qualified Option will not recognize income at the time the Option is granted. Upon the exercise of the Option, however, the difference between the Fair Market Value of the Stock on the date of exercise and the Option price will be treated as ordinary income to the participant, and the Company will generally be entitled to a deduction for income tax purposes in the same year in an amount measured by the amount of ordinary income recognized by the participant. The participant will have a basis in the shares received as a result of the exercise, for purposes of computing capital gain or loss, equal to the Fair Market Value of those shares on the exercise date, and the participant’s holding period of the shares received will commence on the day following the date of exercise. Upon a subsequent sale of such Stock, the participant will recognize a short-term or long-term capital gain or loss, depending upon his or her holding period for such Stock.

Incentive Stock Options. A participant who is granted an incentive Stock Option satisfying the requirements of the Code will not recognize income at the time the Option is granted or exercised. The excess of the Fair Market Value of the Stock on the date of exercise over the Option price is, however, included in determining the participant’s alternative minimum tax as of the date of exercise. If the participant does not dispose of shares received upon exercise of the Option less than one year after exercise or two years after grant of the Option (the “Holding Period”), upon the disposition of such shares the participant will recognize a long-term capital gain or loss based on the difference between the Option exercise price and the Fair Market Value of shares on the date of disposition. In such event, the

Company is not entitled to a deduction for income tax purposes in connection with the exercise of the Option. If the participant disposes of the shares received upon exercise of the incentive Stock Option without satisfying the Holding Period requirement, the participant must generally recognize ordinary income equal to the lesser of: (i) the Fair Market Value of the shares at the date of exercise of the Option over the Option price; or (ii) the amount realized upon the disposition of such shares over the Option price. Any further appreciation, if any, is taxed as a short-term or long-term capital gain, depending on the participant’s holding period. In such event, the Company would be entitled to a deduction for income tax purposes in the same year in an amount measured by the amount of ordinary income taxable to the participant.

Stock Appreciation Rights. Upon exercise of a stock appreciation right, a participant will recognize ordinary income in the amount of the aggregate cash or the market value of any Stock received. The Company will be entitled to a deduction for income tax purposes in the amount of such taxable income recognized by the participant.

Other Stock-Based Awards. A participant who is granted a Stock-based Award other than an Option or a stock appreciation rights will generally recognize, in the year of grant, ordinary income equal to the Fair Market Value of the property received. If such other Stock-based Award is subject to restrictions, the participant will not recognize ordinary income until the restrictions lapse, unless the participant makes an election pursuant to section 83(b) of the Code. The Company would be entitled to a deduction for income tax purposes in the same year in an amount measured by the amount of ordinary income taxable to the participant.

      The following table highlights the plan benefits which would have been received by or allocated to each of the following individuals for the last completed fiscal year if the SIP had been in effect.

	Restricted
Name and Position	Stock	Options	SSSARs

Matthew E. Rubel
Chief Executive Officer and President	—	—	—
Darrel J. Pavelka
Senior Vice President	3,300	25,600	18,850
Ullrich E. Porzig
Senior Vice President	3,300	5,600	18,850
Jay A. Lentz
Senior Vice President	3,300	10,600	18,850
Michael J. Massey
Senior Vice President, General Counsel and Secretary	3,300	15,600	18,850
Executive Group	13,200	57,400	75,400
Non-Executive Director Group	—	—	—
Non-Executive Officer Employee Group	46,700	464,360	716,655
      The affirmative vote of holders of a majority of shares represented and entitled to vote at the meeting will be required to approve this proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes are counted towards a quorum, but are not counted in determining whether this proposal has been approved.
THE BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF PAYLESS COMMON STOCK VOTE IN FAVOR OF PROPOSAL III, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.
* * * * * * * * * *

PROPOSAL IV: APPROVE THE AMENDMENT OF THE PAYLESS SHOESOURCE, INC.
RESTRICTED STOCK PLAN FOR NON-MANAGEMENT DIRECTORS
Proposal IV on the accompanying proxy card.
      The following summary of the Payless ShoeSource, Inc. Restricted Stock Plan for Non-Management Directors as proposed to be amended and restated (the “Director Plan”) is subject to the complete terms of the plan, a copy of which is attached hereto as Appendix C and incorporated herein by reference. Capitalized terms used herein which are not defined have the meaning set forth in the Director Plan.
      General. As amended and restated, the Director Plan is renamed the Stock Plan for Non-Management Directors of Payless ShoeSource, Inc. The Director Plan allows the Company to pay a portion of non-management Director’s compensation in the form of equity to encourage the highest level of performance of non-management directors by providing those directors with a proprietary interest in the Company’s success and progress by granting them shares of the Company’s Stock or rights to purchase shares of the Company’s Stock, subject to the terms and conditions of the Director Plan.
      Eligible Participants. Non-Management Directors of the Company as designated by the Plan Committee, as later defined, from time to time, are eligible to participate in the Director Plan. Only Directors who are not management employees of the Company may participate in the Director Plan.
      Shares Subject to Plan; Maximum Award. If the Stockholders approve the amendment of the Director Plan, the maximum number of shares of Stock that will be available for Award under the Director Plan subsequent to the amendment will be decreased to 350,000, which number may be further adjusted under the terms of the Director Plan as a result of a change in capital structure (the “Maximum Limit”). For each Option Award issued under the Director Plan, the Maximum Limit will be decreased based on the term of the grant as follows for each such Award granted:
EXCHANGE RATIO TABLE

Term of Grant	5 Year	6 Year	7 Year

Option Award	.549	.598	.641
      Shares of the Company’s Stock covered by the unexercised or terminated or forfeited portion of any Award that did not result in the delivery of shares of Stock will be available for future Awards. For Stock Awards, if less than the maximum number of shares of Stock issuable are actually issued, such difference will be available for future Awards. Additional rules for determining the number of shares of the Company’s Stock granted under an Award may be adopted by the Plan Committee, consistent with the overall limits set forth in the Director Plan.
      Administration. The Plan Committee determines the number of Options or Stock Awards to be granted to each participant. The Plan Committee means the Board or such committee as may be designated by the Board from time to time (the “Plan Committee”). The Plan Committee is comprised of at least one employee member of the Board and two or more outside directors who are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.
      Types of Awards. Non-qualified Stock Options and Stock Awards including but not limited to restricted and unrestricted Stock Awards may be Awarded under the Director Plan. The Award price for each Award that allows for the purchase of a share of Stock under an Award shall be specified in the related Award agreement containing the terms and conditions as determined by the Plan Committee. Awards granted will not be granted for less than 100% of the fair market value of a share of Stock on the date the Award is granted. Unless the Plan Committee determines otherwise, an Option Award Agreement and a Stock Award agreement will provide for the forfeiture of the non-vested shares of Stock underlying an Award upon the participant ceasing to be a participant for any reason including death or Disability.
      Stock Options. Options granted under the Director Plan are non-qualified Stock Options. Stock Options will have a term of not more than 7 years and will be subject to such other terms and conditions as provided for in the related Award agreement issued by the Plan Committee to the participant.

      Stock Awards. The Plan Committee may grant Stock Awards (an Award of shares of the Company’s Stock). Stock Awards will be subject to such other terms and conditions as provided for in the related Award agreement issued by the Plan Committee to the participant
      Transferability. Awards prior to vesting under the Director Plan are generally not transferable other than by beneficiary designation, by will or by the laws of descent or distribution. Additionally, during a participant’s lifetime, Awards are subject to a restricted period. The restricted period consists of the period from the vesting of the Stock Award or the receipt of shares of Stock upon exercise of an Option Award until the earlier of (i) the cessation of the participant’s membership on the Board by reason of death or Disability and (ii) the later of (a) the expiration of the six month period immediately following the Award grant or (b) the date the participant satisfies their Stock ownership requirements as set forth in the Stock Ownership Guidelines for Directors, as such guidelines may be amended from time to time.
      Changes in Capital and Other Events. In the event of any change in the outstanding shares of Stock by reason of a Stock dividend greater than 5% of the Stock price, Stock split or reverse Stock split, recapitalization, merger or consolidation, reorganization, combination, exchange or reclassification of shares, spin-off or other similar corporate changes or an extraordinary dividend payable in cash or property, the Plan Committee shall make such adjustment, if any, as it, in its sole discretion, deems equitable.
      Amendments. The Director Plan may be amended by the Board of Directors or the Plan Committee, except that, without the approval of the stockholders of the Company, the Board may not, except upon a change in capital or other event described in the paragraph above: (i) increase the total number of shares reserved or change the maximum number of shares that may be granted to any participant; or (ii) decrease the exercise price of any Award or (iii) make any other amendments to the Director Plan or Award agreement which would require Stockholder approval under the General Corporation Law of the State of Delaware, New York Stock Exchange Rules or such other rules as may govern the trading or quotation of the Company’s Stock, Rule 16b-3 of the Securities Exchange Act of 1934, as amended.
      Effectiveness. The Director Plan, as amended and restated as the Stock Plan for Non-Management Directors of Payless ShoeSource, Inc. will be effective upon approval by the stockholders of the Company.
      Material Differences between existing plan and Director Plan. If the proposed amended and restated Director Plan is approved by the stockholders of the Company then: the plan will be renamed the Stock Plan for Non-Management Directors of Payless ShoeSource, Inc.; the maximum number of shares of Stock available for issuance under the Director Plan subsequent to the amendment and restatement will be 350,000 (if the Director Plan is not amended the maximum number of shares available for issuance will remain as 900,000); Option Awards may be granted to Directors under an Award Agreement which specifies the terms and conditions of the Award and an Option may be exercised for a specified period of time in the event of death or Disability; Directors may transfer or otherwise dispose of shares of Stock received as a part of an Award on a date earlier than their termination from the Board if they have satisfied certain Stock Ownership Guidelines for Directors established by the Company and awards will further be subject to the terms and conditions of an Award Agreement. If the Director Plan is not approved by the Corporation’s Stockholders, grants will continue to be made under the existing plan, pursuant to the terms of that plan.
      Federal Income Tax Consequences. The following is a brief discussion of certain federal income tax consequences relevant to participants and to the Corporation. It is not intended to be a complete description of all possible tax consequences with respect to Awards granted under the Director Plan.
      Non-Qualified Stock Option. A participant who is granted a non-qualified Option will not recognize income at the time the Option is granted. Upon the exercise of the Option, however, the difference between the fair market value of the Stock on the date of exercise and the Option price will be treated as ordinary income to the participant, and the Company will generally be entitled to a deduction for income tax purposes in the same year in an amount measured by the amount of ordinary income recognized by the participant. The participant will have a basis in the shares received as a result of the exercise, for purposes of computing capital gain or loss, equal to the fair market value of those shares on the exercise date, and the participant’s holding period of the shares received will commence on the day following the date of exercise. Upon a subsequent sale of such Stock, the participant will recognize a short-term or long-term capital gain or loss, depending upon his or her holding period for such Stock.
      Other Stock-Based Awards. A participant who is granted a Stock-based Award other than an Option will generally recognize, in the year of grant, ordinary income equal to the fair market value of the property received. If such other Stock-based Award is subject to restrictions, the participant will not recognize ordinary income until the restrictions lapse.
      If the Director Plan is approved by the Stockholders of the Company, the following table highlights the plan benefits expected to be issued annually under the Director Plan until determined otherwise by the Committee.
AMENDED AND RESTATED PLAN BENEFITS
Stock Plan for Non-Management Directors of Payless ShoeSource, Inc.

Name and Position	Dollar Value ($)
Non-Executive Director Group	$450,000
      The affirmative vote of holders of a majority of shares represented and entitled to vote at the meeting will be required to approve this proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes are counted towards a quorum, but are not counted in determining whether this proposal has been approved.
THE BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF PAYLESS COMMON STOCK VOTE IN FAVOR OF PROPOSAL IV, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.
* * * * * * * * * *
ADDITIONAL INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance:
      Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers and greater than ten percent beneficial owners (“Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Payless Common Stock. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure by the Reporting Persons to file by these dates. To the Company’s knowledge, all Section 16(a) filing requirements applicable to Reporting Persons were timely met during the fiscal year ended January 28, 2006, except Mr. Massey failed to file one report on Form 4 timely. Such report was subsequently filed.
Other Business:
      Under the laws of the State of Delaware, where Payless is incorporated, no business other than procedural matters may be raised at the annual meeting unless proper notice to the stockholders has been given. We do not expect any business to come up for stockholder vote at the meeting other than the items described in this proxy statement. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.
Persons with Disabilities:
      We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plans to attend. Please call or write the Secretary at least two weeks before the meeting at the number or address under “Questions” below.

Policy on Business Conduct
      Payless maintains a Policy on Business Conduct that is applicable to all of its employees, officers and directors, including the Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Officer. The Policy on Business Conduct, which satisfies the requirements of a “code of ethics” under applicable Securities and Exchange Commission rules, contains written standards that are designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; full, fair, accurate, timely and understandable public disclosures and communications, including financial reporting; compliance with applicable laws, rules and regulations; prompt internal reporting of violations of the code; and accountability for adherence to the code. A copy of Payless’ Policy on Business Conduct is posted on Payless’ website at www.payless.com/ Images/ Business Conduct Policy.pdf. Payless will post any disclosable waivers or amendments to the Code of Conduct on its investor relations website at www.paylessinfo.com. Copies of the Policy on Business Conduct may be obtained by contacting the Company’s Investor Relation’s Department at (800) 626-3204, or writing to them at Payless ShoeSource, Inc., Attn: Investor Relations, 3231 Southeast Sixth Avenue, Topeka, Kansas 66607.
Outstanding Shares:
      On April 3, 2006, the record date, 66,553,965 shares of common stock were outstanding. Each share of common stock has one vote.
How We Solicit Proxies:
      Proxies will be solicited on behalf of the Board of Directors by mail, telephone, other electronic means or in person. The Company pays the costs of soliciting this proxy. We are paying D.F. King & Co., Inc. a fee of $10,500 plus expenses to help with the solicitation. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.
Stockholder Proposals for Next Year:
      The deadline for stockholder proposals for next year’s meeting is December 23, 2006. On written request, the Secretary will provide detailed instructions for submitting proposals. See “Questions” below.
Questions:
      If you have questions or need more information about the Annual Meeting of Shareholders, write to:

Secretary Payless ShoeSource, Inc. 3231 Southeast Sixth Avenue Topeka, KS 66607
or call us at (785) 233-5171.

      For information about your record holdings you may call Payless Stockholder Services at 1-800-884-4225. For information about your holdings in the Payless Stock Ownership Plan you may call 1-888-744-7463. We also invite you to visit the Company’s Investor Relations website at http://www.paylessinfo.com. Internet site materials are for your general information and are not part of this proxy solicitation.

By Order of the Board of Directors,

Michael J. Massey
Secretary
April 20, 2006

APPENDIX A
CHARTER FOR THE AUDIT AND FINANCE COMMITTEE
Function and Purpose
      The purposes of the Audit and Finance Committee are to:

(1) Assist with Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent registered public accountants’ qualifications and independence, and (iv) the performance of the independent registered public accountants and the Company’s internal audit function; and

(2) prepare the report required to be prepared by the audit committee pursuant to the rules of the SEC for inclusion in the Company’s annual proxy statement.
      The Audit and Finance Committee shall aid the Board of Directors in undertaking and fulfilling its responsibilities for financial reporting to the public, shall provide oversight, shall provide support for management’s efforts to enhance the quality of the Company’s controls and shall work to provide appropriate avenues of communication between the Board of Directors and the Company’s external and internal auditors. In addition, the Committee shall review the financial policies, plans and structure of the Company.
Composition and Term
      The Committee shall be a Committee of the Board comprised exclusively of at least three (3) independent non-management directors each of whom the Board has determined has (i) no material relationship with the Company; (ii) is otherwise “independent” under the Rules of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934; and (iii) is “financially literate.” At least one member of the Audit and Finance Committee must have “accounting or related financial management expertise,” as such qualifications are interpreted by the Board of Directors in its business judgment. The Board shall endeavor to have at least one member of the Audit and Finance Committee who is an “audit committee financial expert,” as defined by the rules of Securities and Exchange Commission (the “SEC”). If the Board has determined that a member of the Audit and Finance Committee is an audit committee financial expert, it may presume that such member has accounting or related financial management expertise.
      No director may serve as a member of the Audit and Finance Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit and Finance Committee, and discloses this determination in the Company’s annual proxy statement.
      The Committee members shall be appointed for one year terms at the annual meeting of the Board, upon the recommendation of the Compensation, Nominating and Governance Committee. The chairman shall be designated by the Board.
Administrative Matters
      The Committee shall meet at such times and from time to time as it deems to be appropriate, but not less than four times each year. The Committee shall report to the full Board of Directors at the first Board meeting following each such Committee meeting.
      The Committee shall provide the internal and external auditors, the Chief Financial Officer and General Counsel with appropriate opportunities to meet privately with the Committee at each regularly scheduled meeting. Prior to the public release of quarterly and annual earnings, such public release, as well as any financial information and earnings guidance provided to analysts and ratings agencies, shall be reviewed either with the Chairman of the Committee or if the Chairman is unavailable, with another committee member designated by the Committee or the Chairman.

      The Audit and Finance Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.
      The Company shall provide for appropriate funding, as determined by the Audit and Finance Committee, in its capacity as a committee of the Board, for payment of:

(1) Compensation to the independent registered public accountant and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

(2) Compensation of any advisers employed by the Audit and Finance Committee; and

(3) Ordinary administrative expenses of the Audit and Finance Committee that are necessary or appropriate in carrying out its duties.
Duties and Responsibilities
      The duties of the Committee shall include the following:

(1) (a) selection of the independent registered public accounting firm to examine the books and accounts of the Company for each fiscal year; (b) direct responsibility for the appointment, compensation, retention and oversight of the work of the independent registered public accountant, who shall report directly to the Audit and Finance Committee, including the resolution of disagreements between management and the independent registered public accountant regarding financial reporting; (c) direct responsibility for the appointment, compensation, retention and oversight of the work of any registered public accounting firm, other than the independent registered public accountant, engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall report directly to the Audit and Finance Committee; (d) review of the independence of the independent registered public accountant; (e) approval of all engagements of the independent registered public accountant, including all audit and permitted non-audit services, the proposed fees and the reports to be rendered; (f) evaluation of the performance of the independent registered public accountant; and (g) set clear hiring policies for employees or former employees of the independent registered public accountants;

(2) at least annually, obtain and review a report by the independent registered public accountant describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent registered public accounting firm and the Company;

(3) review the results of the audit for each fiscal year of the Company, which review should cover and include, among other things, the audit report, the published financial statements, the “Management letter” prepared by the independent registered public accountant, any other pertinent reports and management’s responses concerning the management letter and any material accounting issues among management, the Company’s internal audit staff and the independent registered public accountants;

(4) discuss the Company’s annual audited financial statements and quarterly financial statements with management and the independent registered public accountant, including the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

(5) review all critical accounting policies (and changes therein) of the Company;

(6) review the coordination between the independent registered public accountant and the Company’s internal auditing group and review the scope and procedures of the Company’s internal audit work and whether such scope and procedures are adequate to attain the internal audit objectives, as determined by the Company’s management and approved by the Committee and review the quality and composition of the Company’s internal audit staff;

(7) review with the independent registered public accountant any issues or difficulties encountered in performing the audit(s) and management’s response;

(8) prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement;

(9) review and reassess the adequacy of the Committee charter on an annual basis;

(10) maintain procedures for the confidential and anonymous receipt of employee concerns regarding questionable accounting or auditing matters;

(11) monitor compliance with the Company’s policies on business conduct; and

(12) discuss, review and make recommendations, when appropriate, to the Board with respect to the following matters:

•	the financial policies of the Company, including but not limited to debt ratings, short term vs. long term debt positions, debt/equity ratios, fixed charge coverage, working capital and bank lines and dividend policy;

•	the long-range financial plans of the Company;

•	the Company’s capital expenditure program including rate of return standards and evaluation methods;

•	specific debt and/or equity placement activities;

•	external financial relationships (with investment bankers, commercial bankers, insurance companies, etc.)

•	financial public relations and communication programs;

•	profit sharing plan investments;

•	financial aspects of proposed acquisitions and/or divestitures; and

•	insurance and risk management program and policies.
      The Committee shall also undertake such additional activities within the scope of its primary function as the Committee may from time to time determine. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company’s independent registered accounting firm.

APPENDIX B
2006 PAYLESS SHOESOURCE, INC. STOCK INCENTIVE PLAN
Section 1:     Purpose
      The purpose of the 2006 Payless Shoesource, Inc. Stock Incentive Plan (the “Plan”) is to promote the interests of Payless Shoesource, Inc. (the “Company”), its Subsidiaries and stockholders by (i) attracting and retaining individuals eligible to participate in the Plan; (ii) motivating such individuals by providing incentive compensation; and (iii) aligning the interests of such individuals with the interests of the Company’s stockholders.
Section 2:     Definitions
      The following terms, as used in the Plan, shall have the meanings specified below. Other capitalized terms shall have the meanings specified in the Plan.

a. “Appreciation Value Award Vehicle” means an Award type structured to correlate the realization of gains based on absolute Stock price appreciation. May include but not be limited to Options, cash-settled stock appreciation rights and stock-settled stock appreciation rights.

b. “Award” means an award granted pursuant to Section 4.

c. “Award Agreement” means a document described in Section 7 setting forth the terms and conditions applicable to the Award granted to the Participant.

d. “Board of Directors” means the Board of Directors of the Company, as it may be comprised from time to time.

e. “Change of Control” means Change of Control as defined in Section 11.

f. “Code” means the Internal Revenue Code of 1986, and any successor statute, as it or they may be amended from time to time.

g. “Committee” means the Compensation, Nominating & Governance Committee of the Board of Directors or such other committee as may be designated by the Board of Directors from time to time. To the extent that compensation realized in respect of Awards is intended to be “performance based” under Section 162(m) of the Code and the Committee is not comprised solely of individuals who are “outside directors” within the meaning of section 162(m) of the Code, or that any member of one Committee is not a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, the Committee may from time to time delegate some or all of its functions under the Plan to a committee or subcommittee composed of members that meet the relevant requirements. The term “Committee” includes only such committee or subcommittee, to the extent of the Committee’s delegation.

h. “Company” means Payless ShoeSource, Inc., a Delaware corporation, and any successor thereto.

i. “Covered Employee” means a covered employee within the meaning of Code section 162(m)(3).

j. “Disability” means a permanent and total disability which enables the Participant to be eligible for and receive a disability benefit under the Federal Social Security Act.

k. “Dividend Equivalent” means an amount equal to the amount of cash dividends, if any, payable with respect to a share of Stock after the date an Award is granted.

l. “Employee” means any person employed by Payless ShoeSource, Inc. or any of its Subsidiaries and classified as a common law employee. Employee does not include independent contractors or leased employees from third parties.

m. “Exchange Act” means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

n. “Fair Market Value” of a Stock, as later defined, means the average of the high and low prices of the Stock on the New York Stock Exchange Composite Transaction Tape on the date in question, (or if the Stock is not then so traded, the average of the highest and lowest sale prices of the Stock on the stock exchange or over-the-counter market on which the Stock is principally trading on such date) or, if no sale or sales of the Stock occurred on such exchange on that day, the average of the high and low prices of the Stock on the last preceding day when the Stock was sold on the exchange. In the event that no sale of the Stock occurred on such exchange or the over the counter market on that day because the exchange was closed, then Fair Market Value shall be the average of the high and low prices of the Stock on the next day the exchange is open for trading. If Stock is no longer traded on the New York Stock Exchange and if there is no public market for the Stock, “Fair Market Value” shall be determined in good faith by the Committee using other reasonable means.

o. “Full Value Award Vehicle” means an Award type structured to provide equivalent value of a share of Stock based on a ratio of 1:1. Full Value Award Vehicles may include but not be limited to restricted Stock, Stock Equivalent Units and other Stock Awards such as unrestricted Stock, restricted Stock unit grants and performance based shares.

p. “Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code and which is so designated in the applicable Award Agreement. Under no circumstances shall an Option that is not specifically designated as an Incentive Stock Option be considered an Incentive Stock Option.

q. “Insider” means any person who is subject to Section 16 of the Exchange Act, and any successor statutory provision, as it may be amended from time to time.

r. “Non-Qualified Stock Option” means an Option that is not intended to qualify as an “incentive stock option” under Section 422 of the Code.

s. “Option” means an option granted pursuant to Section 4(a).

t. “Participant” means any Employee who has been granted an Award.

u. “Performance Goal” means with respect to the Performance Measure(s) selected by the Committee, the goal or goals established by the Committee, for an Award, for a Performance Period. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

v. “Performance Measure” means one or more of the following, either alone or in combination, selected by the Committee to measure individual Participant, Company or one or more operating units, groups or any Subsidiary performance for a Performance Period, whether in absolute or relative terms: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from continuing operations; net asset turnover; inventory turnover; net earnings; operating earnings; operating margin; return on equity; return on assets or net assets; return on total assets; return on capital; return on investment; return on investment capital; return on sales; revenues; sales; store for store sales; net or gross sales; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin; operating margin or profit margin; market share; economic value added; expense reduction levels; cost of capital; change in assets; stock price; total shareholder return; capital expenditures; debt; debt reduction; working capital, completion of acquisitions; business expansion; product diversification; productivity; new or expanded market penetration and other financial and non-financial operating and management performance objectives. For any Performance Period, Performance Measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in a year or years prior to such Performance Period or relative to other companies or indices or as ratios expressing relationships between two or more Performance Measures. For any Performance Period, the Committee shall provide how any Performance Measure shall be adjusted to the extent necessary to prevent dilution or enlargement of any Award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction, or stock dividends, or stock splits or combinations. Unless otherwise specified by the Committee, each such measure shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative. Other Performance Measures may be used by the Committee in its sole discretion, except that the Performance Measures set forth above in this paragraph v shall be used if the compensation under the Award (other than an Option) is intended to qualify as performance based under Section 162(m) of the Code.

w. “Performance Period” means one or more periods of time (of not less than 364 calendar days), as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s rights in respect of an Award.

x. “Plan” means the 2006 Payless ShoeSource, Inc. Stock Incentive Plan, as amended from time to time.

y. “Retirement” means a Participant’s termination of employment on or after age 55 and after completing at least five (5) years of service with the Company or a Subsidiary of the Company.

z. “Stock” means common stock of the Company, $.01 par value, or any other equity securities of the Company designated by the Committee, including any attached rights.

aa. “Stock Award” means a grant of Stock or the right to receive Stock or its cash equivalent (or both).

bb. “Subsidiary” means (i) any corporation or other entity in which the Company, directly or indirectly, controls fifty percent (50%) or more of the total combined voting power of such corporation or other entity or (ii) any other corporation or other entity in which the Company has a significant equity interest, in either case as determined by the Committee.

cc. “Ten-percent Stockholder” means any person who owns, directly or indirectly, on the relevant date, securities having ten percent (10%) or more of the combined voting power of all classes of the Company’s securities or of its parent or subsidiaries. For purposes of applying the foregoing ten percent (10%) limitation, the rules of Code section 424(d) shall apply.

Section 3:     Eligibility
      The Committee may grant one or more Awards to any Employee designated by it to receive an Award as the Committee shall select in its sole discretion.
Section 4:     Awards
      The Committee may grant any one or more of the following types of Awards, either singly, in tandem or in combination with other types of Awards:
Appreciation Value Award Vehicles

a. Options. An Option is a right or rights (either an Incentive Stock Option or a Non-Qualified Stock Option) to purchase a specific number of shares of Stock exercisable at such time or times and subject to such terms and conditions as the Committee may determine in its sole discretion subject to the Plan, including but not limited to the achievement of specific Performance Goals. Options may be settled in cash or stock.

(1) Incentive Stock Options shall be subject to the following provisions:

A. The aggregate Fair Market Value (determined on the date that such Option is granted) of the shares of Stock subject to Incentive Stock Options which are exercisable by one person for the first time during a particular calendar year shall not exceed $100,000. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Stock with respect to which Incentive Stock Options are exercisable for the first time by any Option holder during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, or such other limit as may be set by applicable law, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

B. Each Award Agreement with respect to an Incentive Stock Option shall set forth the periods during which the Option shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its discretion. No Incentive Stock Option may be exercisable more than:

(i) in the case of an Employee who is not a Ten-Percent Stockholder on the date that such Option is granted, seven (7) years from the date the Option is granted or such earlier period as otherwise specified in the Plan or an Award Agreement, and

(ii) in the case of an Employee who is a Ten-Percent Stockholder on the date such Option is granted, five (5) years from the date the Option is granted.

C. Each Award Agreement with respect to an Incentive Stock Option shall set forth the price at which a share of Stock may be acquired under the Option (the “Exercise Price”), which shall be at least 100% of the Fair Market Value of a share of Stock on the date the option is granted (except as permitted under Section 424(a) of the Code with respect to Acquisition Awards (as defined in Section 4(i)). In the case of an Employee who is a Ten-Percent Stockholder on the date that such Option is granted, the Exercise Price of any Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Stock subject to such Option on such date.

D. No Incentive Stock Option may be granted to an Employee who is not a Employee of the Company or a Subsidiary (as defined in Section 2(bb) on the date that such Option is granted.

E. Notwithstanding any other provision of the Plan to the contrary, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to Incentive Stock Options is 2 million shares of Stock (the “ISO Limit”), subject to adjustments provided for in Section 10 of the Plan.

b. Appreciation Rights. An Appreciation Right is a right to receive an amount payable entirely in cash, entirely in Stock or partly in cash and partly in Stock and exercisable at such time or times and subject to such conditions as the Committee may determine in its sole discretion subject to the Plan, including but not limited to the achievement of specific Performance Goals.

c. Other Awards. Subject to limitations under applicable law, the Committee may from time to time grant other Awards under this Plan, using Appreciation Value Award Vehicles, that provide the Participant with Stock or the right to purchase Stock, or provide other incentive Awards that have a value derived from the value of Stock, or an exercise or conversion privilege at a price related to Stock, or that are otherwise payable in or convertible into shares of Stock. These Awards shall be in a form and based upon the terms and conditions determined by the Committee (including but not limited to the achievement of specific Performance Goals if determined by the Committee), provided that the Award shall not be inconsistent with the other terms of this Plan.

Full Value Award Vehicles

d. Stock Award. Stock Awards may include shares with or without restrictions. Restricted Stock is Stock that is issued to a Participant subject to restrictions on transfer and such other restrictions on incidents of ownership, and/or other terms and conditions as the Committee may determine, including but not limited to the achievement of specific Performance Goals. A certificate for the shares of Restricted Stock, which certificate shall be registered in the name of the Participant, shall bear an appropriate restrictive legend and shall be subject to appropriate stop-transfer orders; provided, however, that the certificates representing shares of Restricted Stock shall be held in custody by the Company until the restrictions relating thereto otherwise lapse, and the Participant shall deliver to the Company a stock power endorsed in blank relating to the Restricted Stock or other form as appropriate.

e. Stock Equivalent Units. A Stock Equivalent Unit is an Award based on the Fair Market Value of one share of Stock. All or part of any Stock Equivalent Units Award may be subject to conditions and restrictions established by the Committee, including but not limited to the achievement of specific Performance Goals. Stock Equivalent Units may be settled in Stock or cash or both as determined by the Committee.

f. Other Awards. Subject to limitations under applicable law, the Committee may from time to time grant other Full Value Awards under this Plan that provide the Participants with Stock or the right to purchase Stock, or provide other incentive Awards that have a value derived from the value of Stock, or an exercise or conversion privilege at a price related to Stock, or that are otherwise payable in or convertible into shares of Stock. These Awards shall be in a form and based upon the terms and conditions determined by the Committee (including but not limited to the achievement of specific Performance Goals if determined by the Committee), provided that the Award shall not be inconsistent with the other terms of this Plan.
Other Award Vehicles

g. Performance Units. A Performance Unit is an Award denominated in cash or shares of Stock, the amount of which may be based on the achievement of specific Performance Goals subject to terms and conditions established by the Committee. The maximum amount of such compensation that may be paid to any one Participant with respect to any one Performance Period shall be 100,000 shares of Stock or the equivalent Fair Market Value thereof. Performance Units may be settled in Stock or cash or both.

h. Performance Compensation Awards. (1) The Committee may, at the time of grant of an Award (other than an Option), designate such Award as a Performance Compensation Award in order that such Award constitute qualified performance-based compensation under Code section 162(m). With respect to each such Performance Compensation Award, the Committee shall (on or before the ninetieth (90th) day of the applicable Performance Period), establish, in writing, the Performance Goal or Goals. (2) A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Goal(s) for such Award are achieved as certified by the Committee.

i. Acquisition Awards. An Acquisition Award is an Award granted under this Plan in substitution for options, rights, and such other awards with respect to the capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Subsidiaries.

j. Other Awards. Subject to limitations under applicable law and the Plan, the Committee may from time to time grant other Awards under this Plan that provide the Participants with Stock or the right to purchase Stock, or provide other incentive Awards that have a value derived from the value of Stock, or an exercise or conversion privilege at a price related to Stock, or that are otherwise payable in or convertible into shares of Stock. The Awards shall be in a form and based upon the terms and conditions determined by the Committee (including but not limited to the achievement of specific Performance Goals), provided that the Awards shall not be inconsistent with the other terms of this Plan.

Section 5:     Other General Terms and Conditions for Awards
      (a) The term of an Award shall not exceed seven (7) years.
      (b) Unless otherwise provided under the Plan or by the Committee, no Award (or any rights or obligations thereunder) may be sold, exchanged, transferred, assigned, pledged, hypothecated hedged, or otherwise disposed of (other than upon the death of the Participant, by beneficiary designation, by last will and testament or by the laws of descent and distribution) and shall be exercisable and subject to receipt during the Participant’s lifetime only by the Participant.
      (c) The Award price for each Award that allows for the purchase of a share of Stock under an Award shall be specified in an Award Agreement containing the terms and conditions as determined by the Committee and subject to the provisions of Section 10, shall not be less than Fair Market Value on the date the Award is granted; provided, however, that in no event shall the Award price per share be less than the par value thereof. The Exercise Price, as applicable, of an Award shall not be less than 100% of the Fair Market Value of the Stock on the date such Award is granted and the exercise opportunity may be capped if the Committee determines appropriate and so specifies in the Award Agreement pertaining thereto.
      (d) There shall be no grant of an Appreciation Value Award to a Participant in exchange for a Participant’s agreement to the cancellation of a higher-priced Appreciation Value Award that was previously granted to such Participant. Re-pricing of Appreciation Value Awards is prohibited.
      (e) The Exercise Price, as applicable, of an Award may be paid in cash, personal check (subject to collection), bank draft or such other method as the Committee may determine from time to time. The Exercise Price may also be paid by the tender, by either actual delivery or attestation, of Stock acceptable to the Committee and valued at its Fair Market Value on the date of exercise; through a combination of Stock and cash. Without limiting the foregoing, to the extent permitted by applicable law: the Committee may, on such terms and conditions as it may determine, permit a Participant to elect to pay the Exercise Price by authorizing a third party, pursuant to a brokerage or similar arrangement approved in advance by the Committee, to simultaneously sell all (or a sufficient portion) of the Stock acquired upon exercise of such Award and to remit to the Company a sufficient portion of the proceeds from such sale to pay the entire Exercise Price of such Award and any required tax withholding resulting therefrom.
      (f) No Award may be granted under this Plan on or after the tenth anniversary of the date this Plan is approved by stockholders.
      (g) The exercise or delivery of Stock or payment of cash pursuant to an Award shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities under any state or Federal law, or that the listing, registration or qualification of any shares of Stock otherwise deliverable upon any securities exchange or under any state or Federal Law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares thereunder, then in any such event such exercise or delivery shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.
      (h) Each Participant shall agree that, subject to the provisions of Section 5(i) below,

(i) no later than the date as of which the restrictions mentioned in the instrument evidencing the Award shall lapse, such Participant will pay to the Company in cash, or, if the Committee approves, in Stock or make other arrangements satisfactory to the Committee regarding payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to such Award, and

(ii) the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any Federal, state or local taxes of any kind required by law to be withheld with respect to the Award.
      (i) If any Participant properly elects, as permitted by Code Section 83b (or any successor Code provisions) within thirty (30) days of the date of the grant, to include in gross income for Federal income tax purposes, an amount equal to the Fair Market Value of the shares of Stock granted pursuant to an Award, such Participant shall pay to the Company, or make arrangements satisfactory to the Committee to pay to the Company, any Federal, state or local taxes required to be withheld with respect to such shares. If such Participant shall fail to make such payments, the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the employee any Federal, state or local taxes of any kind required by law to be withheld with respect to such shares.
      (j) Dividends or Dividend Equivalents may be granted with respect to all or part of an Award. If dividends are granted they may be paid, as determined by the Committee (i) in cash, (ii) in Dividend Equivalents or (iii) accumulated or reinvested in Stock and held subject to the same restrictions as the Stock under the Award.
      (k) Unless expressly provided otherwise in the Award Agreement (and as provided in Section 4d) no Participant shall have any rights as a stockholder with respect to any Stock covered by an Award until the date the Participant becomes the holder of record thereof.
      (l) With respect to each type of Award, the Committee may establish such Performance Goals it deems appropriate, in its sole discretion. For each Award established with Performance Goals, as soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award earned by the Participant for such Performance Period based upon such Participant’s achievement of the Performance Goals. The Committee shall then determine the actual amount of the Performance Compensation Award to be paid to the Participant. In so doing, the Committee may use negative discretion to decrease any Participant Award based upon such performance, but may not increase, the amount of the Award otherwise payable to a Covered Employee based upon such performance. The maximum Performance Compensation Award for any one Participant for any one Performance Period shall be determined in accordance with Sections 4 and 6. If Performance Goals are established for an Award to a Covered Employee, once established for a Performance Period, such Performance Goals shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code section 162(m).
      (m) Unless an Award Agreement specifies otherwise, the Committee may cancel at any time any Award or rescind any prior delivery of shares or value of shares, cash or property, if the Participant is not in compliance with all other applicable provisions of the Award Agreement or the Plan or if, within sixth months or such longer period as specified with respect to the Participant, in any noncompete entered into between the Participant and the Company, after exercise, as applicable, the Participant:

(i) engages in a Competing Business, as such term is defined in the Award Agreement; or

(ii) solicits for employment, hires or offers employment to, or discloses information to or otherwise aids or assists any other person or entity other than the Company in soliciting for employment, hiring or offering employment to, any employee of the Company; or

(iii) takes any action which is intended to harm the Company or its reputation, which the Company reasonably concludes could harm the Company or its reputation or which the Company reasonably concludes could lead to unwanted or unfavorable publicity to the Company; or

(iv) discloses to anyone outside of the Company, or uses in other than the Company’s business, any “confidential information”, as such term is defined in the Agreement.

(v) The Company shall immediately notify the Participant in writing of any cancellation of any unexercised or unvested Award. Following such notice, the Participant shall have no further rights with respect to such Award. In the event of the rescission of the exercise of an Award within six months (or such longer period specified in any agreement between Participant and Company) after the activity referred to above in this Section 5(m), the Company shall notify the Participant in writing. Within ten (10) days after receiving such notice from the Company, the Participant shall either (i) pay to the

Company the excess of the Fair Market Value of the Stock on the date of exercise of an Award over the exercise price for the Award or the Fair Market Value of the Stock and/or cash distributed to the Participant as a result of the exercise of an Award or (ii) return the Stock received upon the exercise of an Award (in which case the Company will return the exercise price to the Participant) or return the Stock and/or cash delivered upon the exercise of this Award.

      (n) The Participant shall agree and consent to a deduction from any amounts the Company owes to the Participant from time to time (including amounts owed as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to the Participant by the Company), to the extent of the amounts the Participant owes the Company under Section 5(m) above. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount owed by the Participant, calculated as set forth in Section 5(m) above, then the Participant agrees to pay immediately the unpaid balance to the Company.
      (o) The Committee may establish such other terms and conditions for an Award as it deems appropriate.
      (p) The Committee may, at any time and in its sole discretion, determine that any outstanding Awards granted under the Plan will be canceled and terminated and that in connection with such cancellation and termination the holder of such Awards may receive for each share of Stock subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) as follows:

1. Appreciation Value Award Vehicles-whether or not exercisable, a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock, and securities equivalent to such cash payment) equal to the difference, if any, between the amount determined by the Committee to be the Fair Market Value of the Stock and the exercise price per share multiplied by the number of shares of Stock subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefore.

2. Full Value Award Vehicles-a cash payment equal to the Fair Market Value of the shares of Stock under the Award, as designated by the Committee.

3. Other Awards-a payment amount as determined in the sole discretion of the Committee.
Section 6:     Stock Available under Plan
      (a) Subject to the adjustment provisions of Section 10, the number of shares of Stock with respect to which Awards may be granted (or, in the cases of Awards that may be settled in cash or Stock) under the Plan shall not exceed 2.5 million shares of Stock (the “Maximum Limit”). The following amounts shall be reserved against the Maximum Limit for each type of Award:
RESERVES

Full Value Award Vehicles
      the greater of (i) one share of Stock for each Full Value Award or (ii) the maximum potential issuable pursuant to each Award.

Appreciation Value Award Vehicle (other than Stock Settled Stock Appreciation Rights)
      The amount calculated based on the ratio set forth in the below Exchange Ratio table.

Stock Settled Stock Appreciation Rights (“SSSAR”)
      The lesser of (i) 1 share of Stock for each SSSAR granted under an Award or the maximum potential of shares issuable upon exercise of a SSSAR.

Other Awards
      The maximum number of shares of Stock authorized to be issued pursuant to such Other Award Vehicle.
      No single Participant shall receive, in any one calendar year, Awards in the form of (i) Appreciation Value Award Vehicles with respect to more than 250,000 shares of Stock and/or (ii) Full Value Award Vehicles for more than 100,000 shares of Stock.
EXCHANGE RATIO TABLE

Term of Grant	5 Year	6 Year	7 Year

Appreciation Value Vehicle Awards (other than SSSAR)	.549	.598	.641
ACTUALS
      Upon exercise of each Award, all shares of Stock reserved for such Award shall be released and the Maximum Limit shall be reduced by the number following:
      Full Value Awards & Other Awards — by the shares of Stock actually issued pursuant to such Award.
      Appreciation Value Awards (other than a SSSAR) — by the number set forth in the Exchange Ratio table above.
      SSSAR — by the amount of shares actually issued under the Award.
      b. Awards payable entirely in cash shall not be counted against the Maximum Limit.
      c. If at the time of payment of dividends or Dividend Equivalents there are shares of Stock available that have not been previously reserved, then upon payment they will be deducted from the Plan Maximum Limit. If such shares to pay dividends are not available because all shares of Stock are currently reserved under the Plan Maximum Limit, then such dividends will be paid in cash.
      d. Shares of Stock covered by the unexercised or terminated or forfeited portion of any Award that did not result in the delivery of Stock shall be available for further Awards. Subject to Section 10, additional rules for determining the number of shares of Stock granted under an Award type under the Plan may be adopted by the Committee, as it deems necessary and appropriate and consistent with the overall limits set forth in the Plan.
      e. The Stock that may be issued pursuant to an Award under the Plan may be authorized and issued Stock held in the Company’s treasury or authorized but unissued Stock, or Stock may be acquired, subsequently or in anticipation of the transaction, in the open market to satisfy the requirements of the Plan.
      f. If any stock based award granted under the Company’s 1996 Stock Incentive Plan shall for any reason subsequent to April 30, 2006 (i) expire, be cancelled or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, or (ii) be reacquired by the Company prior to issuance without restriction to the holder of such Award will be added to the Maximum Limit and will become available for issuance under this Plan based on the following formula: Full Value Award Vehicles made available under this provision shall increase the Maximum Limit on a ratio of 1:1. Appreciation Value Vehicle Awards, including SSSARs under this provision shall increase the Maximum Limit by 1/3 for each share of Stock covered by an Appreciation Value Vehicle Award.
      g. Any shares of Stock delivered by the Company, any shares of Stock with respect to which Awards are made by the Company and any shares of Stock with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares of Stock available for Awards under this Plan.
      h. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

Section 7: Award Agreements
      Each Award granted under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the terms and conditions applicable to the Award, as determined by the Committee in its discretion and subject to the Plan, including but not limited to provisions describing the treatment of an Award in the event of the termination of a Participant’s status as an Employee for reasons of Retirement, death or otherwise, or in the event of Participant’s Disability or in the event the Participant engages in a “competing business” as such term shall be defined in the Award Agreement. The Committee may deliver the Award Agreement by interoffice mail, U.S. mail, email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder and other documents that the Company is required to deliver to its security holders unless otherwise prohibited by law. A Participant shall have no rights with respect to an Award unless such Participant accepts the Award within such period as the Committee shall specify by executing an Award Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company in such amount as the Committee may determine.
Section 8: Amendment and Termination
      The Board of Directors may at any time amend, suspend or terminate the Plan, in whole or in part, and the Committee may, subject to the Plan, at any time alter or amend any or all Award Agreements to the extent permitted by applicable law and the Plan; provided that no such action shall impair the rights of any holder of an Award without the holder’s consent. For purposes of the Plan, any action of the Board of Directors or the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any holder. Notwithstanding the foregoing, neither the Board of Directors nor the Committee shall (except pursuant to Section 10) amend the Plan or any Award Agreement, without the approval of the stockholders of the Company to (i) increase the number of shares of Stock available for Awards as set forth in Section 6 or (ii) decrease the Exercise Price of any Award or (iii) make any other amendments to the Plan or Award Agreement which would require stockholder approval under the General Corporation Law of the State of Delaware, New York Stock Exchange Rules or such other rules as may govern the trading or quotation of the Company’s Stock, Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Code.
      Notwithstanding the above, the Board may, by resolution, amend the Plan in any way that it deems necessary or appropriate in order to make income with respect to the Plan deductible for Federal income tax purposes under Section 162(m) of the Code and any such amendment shall be effective as of such date as is necessary to make such income under the Plan so deductible.
      Notwithstanding anything to the contrary in this Section, the Board of Directors or the Committee shall have full discretion to amend the Plan to the extent necessary to preserve fixed accounting treatment with respect to any Award and any outstanding Award Agreement shall be deemed to be so amended to the same extent, without obtaining the consent of any holder, without regard to whether such amendment adversely affects a holder’s rights under the Plan or such Award Agreement.
Section 9:     Administration
      a. The Plan and all Awards shall be administered by the Committee, provided that, in the absence of the Committee or to the extent determined by the Board of Directors, any action that could be taken by the Committee may be taken by the non-employee members of the Board of Directors. A majority of the members of the Committee shall constitute a quorum. The majority of non-employee Board of Director members shall constitute a quorum of the Board. The vote of a majority of a quorum shall constitute action by the Committee and/or the Board.
      b. The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan, any Award Agreement and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan including rules governing its own operation, (iv) to make all determinations necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee, (vii) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any shares of Stock issued as a result of or under an Award, including without limitation, restrictions under the Company’s Trading in Securities Policy as may be amended from time to time, (viii) to amend the Plan to reflect changes in applicable law, and (ix) to determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, canceled, forfeited or suspended. The actions and determinations of the Committee on all matters relating to the Plan and any Awards will be final and conclusive. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Employees and Participants who receive, or who are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.
      c. The Committee and others to whom the Committee has allocated or delegated authority or duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.
      d. The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of the Plan.
      e. The Company shall pay all reasonable expenses of administering the Plan, including, but not limited to, the payment of professional fees.
      f. It is the intent of the Company that this Plan and Awards hereunder satisfy, and be interpreted in a manner that satisfy, (i) in the case of Participants who are or may be Insiders, the applicable requirements of Rule 16b-3 of the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16, and will not be subjected to avoidable liability thereunder and (ii) in the case of Performance Compensation Awards, the applicable requirements of Code section 162(m). If any provision of this Plan or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in this Section 9(f), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Insiders and/or Covered Employees, as applicable.
      g. Except to the extent prohibited by applicable law or otherwise, the Committee may from time to time allocate to one or more of its members and delegate to one or more Employees all or any portion of its authority and duties, provided that the Committee may not allocate or delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards to the extent inconsistent with the intent expressed in Section 9(f).
      h. No member of the Board of Directors or the Committee or any employee of the Company or any of its subsidiaries or affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.
Section 10:     Adjustment Provisions
      a. In the event of any change in the outstanding shares of Stock by reason of a stock dividend greater than 5% of the Stock price, stock split or reverse stock split, recapitalization, merger or consolidation (whether or not the Company is a surviving Company), reorganization, combination, exchange or reclassification of shares, spin-off or other similar corporate changes or an extraordinary dividend payable in cash or property, (i) the number of shares of Stock (or other securities) then remaining subject to this Plan, including those that are then covered by outstanding Awards, and the maximum number of shares of Stock that may be issued, or with respect to which Awards may be granted, to any single Participant or in the aggregate pursuant to this Plan, (ii) the price or exercise price for each share or right then covered by an outstanding Award and (iii) the terms and conditions of each other outstanding Award may be proportionally adjusted as the Committee deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of a Participant. Any adjustment made by the Committee under this Section shall be final, binding and conclusive on all persons.
      b. The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other capital structure of its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.
      c. No fractional shares of Stock will be issued or accepted. Any fractional shares will be paid in the equivalent amount of cash. The Committee may impose such other conditions, restrictions and contingencies with respect to shares of Stock delivered pursuant to the exercise of an Award as it deems desirable.
Section 11:     Change of Control
      a. In the event of a Change of Control, in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion, take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants:

(i) accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding Award made pursuant to this Plan and/or extend the time during which an Award may be exercised following a Participant’s termination of employment;

(ii) offer to purchase any outstanding Award made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the Change of Control; or

(iii) make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such Change of Control.
      b. “Change of Control” means:

(i) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 11, none of the following shall constitute a Change of Control: (a) any acquisition directly from the Company of 30% or less of Outstanding Company Common Stock or Outstanding Company Voting Securities provided that at least a majority of the members of the Board of Directors of the Company following such acquisition were members of the incumbent Board at the time of the Board’s approval of such acquisition, (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, or (d) any acquisition by the Company which by reducing the number of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities, increases the proportionate number of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities beneficially owned by any Person to 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities; provided, however, that, if such Person shall thereafter become the beneficial owner of any additional shares of Outstanding Company Common Stock or Outstanding Company Voting Securities and beneficially owns 20% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities, then such additional acquisition shall constitute a Change of Control; or

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) A reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”) is consummated, in each case, unless, immediately following such Business Combination, (A), more than 50%, respectively, of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of (x) the corporation resulting from such Business Combination or (y) a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets whether directly or through one or more Subsidiaries, is represented by the Outstanding Company Common Stock and the Outstanding Company Voting Securities (or, if applicable, is represented by shares into which Outstanding Company Common Stock or Outstanding Company Voting Securities were converted pursuant to such Business Combination) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) The stockholders of the Company approve of a complete liquidation or dissolution of the Company.

Section 12:     Miscellaneous
      a. Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company or a Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

      b. Unfunded Plan. The Plan shall be unfunded. No provision of the Plan or any Award Agreement shall require the Committee, the Company or a Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or a Subsidiary.
      c. Limits of Liability. Any liability of the Company or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.
      d. Rights of Employees. Status as an eligible Employee shall not be construed as a commitment that any Award shall be made under this Plan to such eligible Employee or to eligible Employees generally. Nothing contained in this Plan or in any Award Agreement shall confer upon any Employee or Participant any right to continue in the employ or other service of the Company or a Subsidiary or constitute any contract or limit in any way the right of the Company or a Subsidiary to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without cause. Except as provided otherwise in an Award Agreement, an Employee’s (i) transfer from the Company to a Subsidiary or affiliate of the Company, whether or not incorporated, or visa versa, or from one Subsidiary to another or (ii) leave of absence, duly authorized in writing by the Company or a Subsidiary, shall not be deemed a termination of such Employee’s employment or other service.
      e. Section Headings. The section headings contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, shall control.
      f. Construction. In interpreting the Plan, the masculine gender shall include the feminine, the neuter gender shall include the masculine or feminine, and the singular shall include the plural unless the context clearly indicates otherwise.
      g. Invalidity. If any term or provision contained herein or in any Award Agreement shall to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability shall not affect any other provision or part thereof.
      h. Applicable Law. The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.
      i. Supplementary Plans. The Committee may authorize Supplementary Plans applicable to Employees subject to the tax laws of one or more countries other than the United States and providing for the grant of Awards to such Employees on terms and conditions, consistent with the Plan, determined by the Committee which may differ from the term and conditions of such Awards pursuant to the Plan for the purpose of complying with the conditions for qualification of Awards for favorable treatment under foreign tax and/or securities laws. Notwithstanding any other provision hereof, Options granted under any Supplementary Plan shall include provisions that conform with Sections 4(a); and Restricted Stock granted under any Supplementary Plan shall include provisions that conform with Section 4(d).
      j. Effective Date and Term. The Plan was adopted by the Board of Directors effective as of May 25, 2006, subject to approval by the Company’s stockholders. The Committee may grant Awards prior to stockholder approval, provided, however, that Awards granted prior to such stockholder approval are automatically canceled if stockholder approval is not obtained at or prior to the period ending twelve months after the date the Plan is effective and provided further that no Award may be settled prior to the date stockholder approval is obtained. Unless sooner terminated, the Plan shall remain in effect until May 25, 2016. Termination of the Plan shall not affect any Award previously made.
      k. No Third Party Beneficiaries. Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder.
      l. Successors and Assigns. The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

APPENDIX C
STOCK PLAN FOR NON-MANAGEMENT DIRECTORS
OF
PAYLESS SHOESOURCE, INC.

I.	GENERAL
      1. Purpose. The purpose of the Plan is to provide certain compensation to eligible directors of the Corporation and to encourage the highest level of performance of non-management directors by providing those directors with a proprietary interest in the Corporation’s success and progress by granting them shares of the Corporation’s common stock or rights to purchase shares of the Corporation’s common stock subject to the terms and conditions set forth below.
      2. Definitions. Whenever used herein, the following terms shall have the meanings set forth below:

(a) “Award” means an initial or annual grant of equity , as described in Section 6 of Part I of the Plan.

(b) “Award Agreement” means a document setting forth the terms and conditions applicable to the Award granted to the Participant.

(c) “Board” means the Board of Directors of the Corporation.

(d) “Committee” means the Board or such committee as may be designated by the Board from time to time. Any such Committee must be comprised of at least one employee member of the Board and two or more outside directors who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.

(e) “Corporation” means Payless ShoeSource, Inc., a Delaware corporation and any successor thereto.

(f) “Disability” means a medically determinable physical or mental impairment which renders a Participant substantially unable to function as a director of the Corporation.

(g) “Dividend Equivalent” means an amount equal to the amount payable with respect to a share of Stock after the date an Award is granted.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to a particular section of the Exchange Act include references to successor provisions.

(i) “Fair Market Value” of Stock means the average of the high and low prices of the Stock on the New York Stock Exchange Composite Transaction Tape on the date in question (or if the Stock is not then so traded, the average of the highest and lowest sale prices of the Stock on the stock exchange or over-the-counter market on which the Stock is principally trading on such date) or, if no sale or sales of the Stock occurred on such exchange on that day, the average of the high and low prices of the Stock on the last preceding day when the Stock was sold on the exchange. If Stock, as later defined, is no longer traded on the New York Stock Exchange and if there is no public market for the Stock, “Fair Market Value” shall be determined in good faith by the Committee using other reasonable means.

(j) “Option Award” means an option granted to a Participant pursuant to Section 6 of Part I of the Plan.

(k) “Participant” means a member of the Board (i) who is not at the time of grant an officer or employee of the Corporation (ii) who has not during the immediately preceding 12 month period been, an officer or employee of the Corporation or any subsidiary of the Corporation and (iii) to whom an Award is made under the Plan.

(l) “Plan” means the Restricted Stock Plan for Non-Management Directors of Payless ShoeSource, Inc., amended, restated and renamed May 25, 2006 or such other date as approved by the stockholders of the Corporation, as the Stock Plan for Non-Management Directors of Payless ShoeSource, Inc.

(m) “Restricted Period” means the period from the vesting of the Stock Award or the receipt of shares of Stock upon exercise of an Option Award until the earlier of (i) the cessation of the Participant’s membership on the Board by reason of death or Disability and (ii) the later of (a) the expiration of the six month period immediately following the Award grant or (b) the date the Participant satisfies their stock ownership requirements as set forth in the Stock Ownership Guidelines for Directors, as such guidelines may be amended from time to time.

(n) “Stock” means the common stock of the Corporation, $.01 par value, or any other equity securities of the Corporation designated by the Committee, including any attached rights.

(o) “Stock Award” means a grant of Stock or of a right to receive Stock or its cash equivalent (or both).

(p) “Stock Ownership Guidelines” means the Stock Ownership Guidelines for Directors adopted by the Company and as amended from time to time.

      3. Administration. The Plan shall be administered by the Committee. Subject to all the applicable provisions of the Plan, the Committee is authorized: (i) to exercise all of the powers granted to it under the Plan, (ii) to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, (iii) to make all determinations and take all actions necessary or advisable for the Plan’s administration, (iv) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, (v) to authorize any person to execute on behalf of the Corporation, any instrument required to effect the grant of an Award made by the Committee and (vi) to determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, canceled, forfeited or suspended. The Committee shall act by vote or written consent of a majority of its members. Whenever the Plan authorizes or requires the Committee to take any action, make any determination or decision or form any opinion, then any such action, determination, decision or opinion by or of the Committee shall be conclusive and binding on all persons. The Committee may obtain such advice or assistance as it deems appropriate from persons not serving on the Committee including but not limited to accountants and counsel. The Committee and others to whom the Committee has allocated or delegated authority or duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.
      4. Shares of Stock Available Under the Plan. Effective May 25, 2006, if this amended and restated Plan is approved by the stockholders of the Company, the Plan provides that there may be granted under the Plan, subsequent to May  25, 2006, an aggregate of not more than 350,000 shares of Stock (the Maximum Limit”), subject to adjustment as provided in Section 3 of Part II of the Plan.
      For each Option Award issued, the Maximum Limit shall be decreased based on the term of the grant as follows for each such Option Award granted:
EXCHANGE RATIO TABLE

Term of Grant	5 Year	6 Year	7 Year

Option Award	.549	.598	.641
Dividends or Dividend Equivalents, if any, shall be paid in shares of Stock, and shall be deducted from the Plan Maximum Limit if such shares are available. If such shares to pay dividends are not available under the Plan Maximum Limit, but are payable, then such dividends will be paid in cash. Amounts paid entirely in cash shall not be counted against the Maximum Limit. Shares of Stock covered by the unexercised or terminated or forfeited portion of any Award that did not result in the delivery of Stock shall be available for further

Awards. For Stock Awards, if less than the maximum number of shares issuable are actually issued, such difference shall be available for future Awards.
      Subject to Section 3 or Part II of the Plan, additional rules for determining the number of shares of Stock granted under an Award may be adopted by the Committee, as it deems necessary and appropriate and consistent with the overall limits set forth in the Plan. Shares of Stock granted under the Plan shall be authorized and issued Stock held in the Corporation’s treasury or previously authorized but unissued Stock. If any shares of Stock shall be returned to the Corporation pursuant to the termination provisions described in Sections 7(b) & (g) of Part I of the Plan, or in the instruments evidencing the making of Awards, such shares may again be granted under the Plan.
      5. Eligibility.
      The Committee may grant one or more Awards to any Participant designated by it to receive an Award.
      6. Awards.
      The Committee may grant any one or more of the following types of Awards, either singly, or in tandem:

a. Option Award. An Option is a right or rights to purchase a specific number of shares of Stock exercisable at such time or times and subject to such terms and conditions, including vesting schedule, as the Committee may determine and specify in the applicable Award Agreement. Options shall be settled in cash or Stock.

b. Stock Award. Stock Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. Stock Awards are subject to such terms and conditions, including vesting schedules, as the Committee may determine and specify in the applicable Award Agreement. Stock Awards shall be settled in Stock.
      7. General Terms and Conditions.
      a. Term. The term of an Option Award shall not exceed seven years.
      b. Restrictions. Unless otherwise provided under the Plan or by the Committee, during the Restricted Period, no Award shall be sold, exchanged, transferred, assigned, pledged, hypothecated, or otherwise disposed of (other than upon the death of the Participant, by beneficiary designation, by last will and testament or by the laws of descent and distribution) and shall be exercisable and/or subject to receipt during the Restricted Period only by the Participant. Each certificate evidencing shares of Stock granted pursuant to a Stock Award or shares of Stock received upon exercise of an Option shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. Any attempt to dispose of such shares of Stock in contravention of such terms, conditions and restrictions shall be ineffective. The Corporation itself will hold such shares in custody, until the restrictions thereon shall have lapsed. The Corporation may delay the issuance of shares of Stock covered by any Award and the delivery of a certificate for such shares of Stock until the shares of Stock to be issued in connection with the grant or exercise of an Award, as applicable, are effectively registered under applicable federal securities laws now in force or hereafter amended or until counsel for the Corporation shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares of Stock are exempt from registration under applicable federal securities laws now in force or hereafter amended.
      c. Exercise Price. The exercise price of an Option Award shall not be less than 100% of the Fair Market Value of the Stock on the date such Option Award is granted and the exercise opportunity may be capped if the Committee determines appropriate and so specifies in the Award Agreement pertaining thereto.
      d. Repricing Prohibited. There shall be no grant of an Option Award to a Participant in exchange for a Participant’s agreement to cancellation of a higher-priced Option Award that was previously granted to such Participant.

      e. Payment of Taxes Related to Stock and Option Awards. The Corporation shall have the right to require the payment (through withholding from any amount payable from the Corporation to Participant) of any withholding taxes required by federal, state or local law, if at all, in respect of an Award.
      f. Rights of Holders of Stock. A Participant shall have, after a certificate or certificates for the number of shares of Stock granted have been issued in his or her name, absolute ownership of such shares including the right to vote the same, subject, however, to the terms, conditions and restrictions described in the Plan and in the Award Agreement to such Participant. The Corporation will hold all certificates until all restrictions on them have lapsed.
      g. Death, Disability & Termination. Any provision of Section 7(h) of Part I of the Plan to the contrary notwithstanding, if a Participant who has been a member of the Board continuously since the date as of which an Award was made and such Participant shall cease to be such a member of the Board by reason of death or Disability, then an Option Award granted to such Participant may be exercised to the extent exercisable on the date of death or Disability, within the earlier of (x) 360 days after the death or Disability of such person and (y) the date on which the Option expires by its terms, by the estate of such person, or by any person or persons who acquired the right to exercise such Option Award by beneficiary designation, will or by the laws of descent and distribution. Unless the Committee determines otherwise, a Stock Award Agreement shall provide for the forfeiture of the non-vested shares of Stock underlying such Stock Award upon the Participant ceasing to be a Participant for any reason, including death or Disability.
      h. Terms of Award Agreement. After the Committee determines that it will offer an Option Award or Stock Award, it will advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the Award grant, including the number of shares of Stock that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept the Award grant. The Award grant shall be accepted by execution of an Award Agreement in the manner determined by the Committee. Unless the Committee determines otherwise, the Award Agreement shall provide for the forfeiture of the non-vested shares of Stock underlying such Stock Award and for any such shares of Stock that remain non-vested at the time the Participant ceases to be a Participant, the cessation of Participant status shall cause an immediate sale of such non-vested shares of Stock to the Corporation at the original price per share of Stock, if any, paid by the Participant.
      i. No Future Entitlements. No Participant shall have any claim or right to be granted an Award under this Plan. Having received an Award under this Plan shall not give a Participant any right to receive any other Award under this Plan and the Committee may determine that any or all Participant(s) are not eligible to receive an Award under this Plan for an indefinite period or for a specified year or years.
      j. Other. The Committee may establish such other terms and conditions for an Award as it deems appropriate.

II.	MISCELLANEOUS
      1. Effective Date. The Plan became effective on May 4, 1996, was first amended on April 20, 1998 and if so approved by the stockholders of the Corporation, is amended and restated effective on May 25, 2006.
      2. Duration of Plan. Unless terminated pursuant to Section 5 of Part II, the Plan shall remain in effect.
      3. Changes in Capital Structure. In the event of any change in the outstanding shares of Stock by reason of a stock dividend greater than 5% of the Stock price, stock split or reverse stock split, recapitalization, merger or consolidation (whether or not the Company is a surviving Company), reorganization, combination, exchange or reclassification of shares, spin-off or other similar corporate changes or an extraordinary dividend payable in cash or property, (i) the number of shares of Stock (or other securities) then remaining subject to this Plan, including those that are then covered by outstanding Awards, and the maximum number of shares of Stock that may be issued, or with respect to which Awards may be granted, to any single Participant or in the aggregate pursuant to this Plan, (ii) the price or exercise price for each share or right then covered by an outstanding Award and (iii) the terms and conditions of each other outstanding Award may be proportionally adjusted as the Committee deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of a Participant. Any adjustment made by the Committee under this Section shall be final, binding and conclusive on all persons.
      4 Expenses of Plan. The expenses of the Plan shall be borne by the Corporation.
      5. Amendment or Termination. The Corporation may at any time amend, suspend or terminate the Plan, in whole or in part, and the Committee may, subject to the Plan, at any time alter or amend any or all Award Agreements to the extent permitted by applicable law and the Plan; provided that no such action shall impair the rights of any holder of an Award without the holder’s consent. For purposes of the Plan, any action of the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any holder. Notwithstanding the foregoing, neither the Corporation nor the Committee shall (except pursuant to Section 3 of Part II) amend the Plan or any Award Agreement, without the approval of the stockholders of the Company to (i) increase the number of shares of Stock available for Awards as set forth in Section 4 of Part I or (ii) decrease the exercise price of any Award or (iii) make any other amendments to the Plan or Award Agreement which would require stockholder approval under the General Corporation Law of the State of Delaware, New York Stock Exchange Rules or such other rules as may govern the trading or quotation of the Company’s Stock or Rule 16b-3 of the Securities Exchange Act of 1934, as amended.
      6. Nothing in this Plan shall be deemed to create any obligation on the part of the Board to nominate any director for reelection as a director by the shareholders of the Corporation.
      7. Effective Date and Term. The amended and restated Plan was adopted by the Board of Directors effective as of May 25, 2006, subject to approval by the Company’s stockholders. The Committee may grant Awards prior to stockholder approval, provided, however, that Awards granted prior to such stockholder approval are automatically canceled if stockholder approval is not obtained at or prior to the period ending twelve months after the date the Plan is effective and provided further that no Award may be settled prior to the date stockholder approval is obtained. Unless sooner terminated, the Plan shall remain in effect until May 25, 2016. Termination of the Plan shall not affect any Award previously made.

c/o UMB Bank, n.a. P.O. Box 419064 Kansas City, MO 64141

Vote By Telephone

Have your proxy card available when you call our Toll-Free number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

Vote By Internet

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.

Vote By Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Proxy Tabulator, P.O. Box 535450, Pittsburgh, PA 15253.

Vote by Telephone

Call Toll-Free using a

touch-tone telephone:

1-888-693-8683

Vote by Internet

Access the Website and

cast your vote:

www.cesvote.com

Vote by Mail

Return your proxy

in the postage-paid

envelope provided

Vote 24 hours a day, 7 days a week.
Your telephone or Internet vote must be received by 5:00 p.m. Central Standard Time on May 24, 2006, to be counted in the final tabulation.
If you vote by telephone or over the Internet, do not mail your proxy card.

Your telephone or Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the below proxy card.

è

     Proxy card must be signed and dated below.
     ò Please fold and detach card at perforation before mailing. ò

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING TO BE HELD ON MAY 25, 2006.
By signing this card, each of Jay A. Lentz, Ullrich E. Porzig and Aaron G. Hove, with full power of substitution, are appointed as proxies for the undersigned to vote all common shares held by the undersigned in Payless ShoeSource, Inc. at the May 25, 2006, Annual Meeting of Stockholders and at any adjournment of the Meeting, on all subjects that may properly come before the Annual Meeting, subject to the directions on the other side of this card.

Do you have any Comments?

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE OR VOTE BY USING THE INTERNET OR BY TELEPHONE.

2006 ADMISSION TICKET
ANNUAL MEETING OF STOCKHOLDERS
POZEZ AUDITORIUM
3231 SE SIXTH AVENUE
TOPEKA, KANSAS
THURSDAY, MAY 25, 2006
10:00 A.M., CENTRAL DAYLIGHT SAVINGS TIME

PLEASE ADMIT	NON-TRANSFERABLE

To the Stockholders of Payless ShoeSource, Inc.:

You are cordially invited to attend the Annual Meeting of Payless ShoeSource Stockholders which will be held at Payless ShoeSource, Inc., Pozez Auditorium, 3231 SE Sixth Avenue, Topeka, Kansas, on Thursday, May 25, 2006, at 10:00 a.m., Central Daylight Saving Time.
Provided with this proxy card is a return envelope, the Company’s 2005 Annual Report to Stockholders and the Proxy Statement for the 2006 Annual Meeting. It is important that you vote by returning the proxy card, by using the Internet or by telephone. Management’s recommendation on each issue and the reasons for the recommendations are described in the Proxy Statement.
     ò Please fold and detach card at perforation before mailing. ò

The Board of Directors recommends a vote FOR election of the listed director nominees, Proposal 1, and a vote FOR Proposals 2, 3 and 4. IF NO DIRECTIONS ARE GIVEN, AND THIS CARD IS RETURNED SIGNED, THE UNDERSIGNED UNDERSTANDS THAT THE PROXIES WILL VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.
The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.
1.	Election of Directors

Nominees for a three-year term expiring in 2009: (1) Mylle H. Mangum (2) John F. McGovern

☐	FOR all nominees (except as otherwise indicated)	☐	WITHHOLD AUTHORITY from all nominees
INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name.
2.	Ratify the appointment of Deloitte & Touche LLP as independent registered public accountants for fiscal year 2006.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	Approve the 2006 Payless ShoeSource, Inc. Stock Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	Approve the amendments to and restatement of the Payless ShoeSource, Inc. Restricted Stock Plan for Non-Management Directors.

☐ FOR	☐ AGAINST	☐ ABSTAIN
☐	Mark box if you plan to attend the Annual Meeting.

SIGNATURE:	DATED:	, 2006

Please sign exactly as your name(s) appears on the reverse side.